Exhibit 99.2

STOCK PURCHASE AGREEMENT

BETWEEN

MANHATTAN BANCORP

AND

CARPENTER FUND MANAGER GP, LLC

AS GENERAL PARTNER

OF

EACH OF THE FOLLOWING INVESTMENT-RELATED LIMITED PARTNERSHIPS:

CARPENTER COMMUNITY BANCFUND, L.P.
CARPENTER COMMUNITY BANCFUND-A, L.P.
AND
 CARPENTER COMMUNITY BANCFUND-CA, L.P.

DATED AS OF MAY 14, 2008

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) dated as of May 14, 2008 between Manhattan Bancorp, a California corporation (the “Company”), and Carpenter Fund Manager GP, LLC (the “Manager”) on behalf of and as General Partner of each of the following investment-related limited partnerships: Carpenter Community BancFund, L.P.; Carpenter Community BancFund-A, L.P.; and Carpenter Community BancFund-CA, L.P. (collectively, the “Investors”), regarding the purchase by the Investors of no par value common stock of the Company (the “Common Stock”).  The Manager and the Company are collectively referred to herein as the “Parties” and individually referred to herein as a “Party.”  Unless otherwise defined herein, capitalized terms used herein are defined in Article I hereof.

A.                                   The Company is the record and beneficial owner of 100 percent of the issued and outstanding capital stock of Bank of Manhattan, N.A., a national banking association (the “Bank”).

B.                                     The Company desires to sell one million shares of Common Stock (the “Shares”) to the Investors at a price of $10.00 per share (the “Purchase Price”); and

C.                                     The Investors desire to purchase the Shares and thereby indirectly invest in the Bank, on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and other agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE 1
DEFINITIONS AND CONSTRUCTION

1.1                                 Definitions.  When used in this Agreement, each of the following terms shall have the following meaning unless the context otherwise requires:

“Acquisition” shall mean the purchase of the Shares by the Investors pursuant to the terms and conditions of this Agreement.

“Affiliate” means an “affiliate” or “associate”, as defined under Rule 405 of the Securities Act.

“Affiliated Group” shall have the meaning ascribed to such term in Section 4.17(a)(i) hereof.

“Agreement” means this Stock Purchase Agreement, including all Exhibits and Schedules hereto, as the same may be hereafter amended.

“Applicable Law” shall mean any domestic or foreign, federal, state or local, statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or other requirement of any Governmental Authority applicable, in the case of the Company, to the Company or its properties, assets, officers, directors, employees or agents (in connection with such officers’, directors’, employees’ or agents’ activities on behalf of it); in the case of the Bank, to the Bank or its properties, assets, officers, directors, employees or agents (in connection with such officers’, directors’, employees’ or agents’ activities on behalf of it) and, in the case of the Manager or Investors, to the Manager or Investors or their respective properties, assets, employees or agents (in connection with such employees’ or agents’ activities on behalf of it).

“Appraiser” shall have the meaning ascribed to such term in Section 10.3(b) hereof.

“Bank” shall have the meaning ascribed to such term in Recital A hereof.

“Bank Intellectual Property Rights” shall have the meaning ascribed to such term in Section 4.30(a) hereof.

“Bank Prior Period Financial Statements” shall have the meaning ascribed to such term in Section 4.12(a) hereof.

“Bank Stock” shall have the meaning ascribed to such term in Section 4.7(a) hereof.

“BHCA” shall mean the Bank Holding Company Act of 1956, as amended.

‘Closing Dates” shall mean the First Closing Date and the Second Closing Date.

“Closings” shall mean the First Closing and the Second Closing.

“Company Current Financial Statements” shall have the meaning ascribed to such term in Section 6.2(a) hereof.

“Company Financial Statements” means the Company Prior Period Financial Statements and the Company Current Financial Statements.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in California are authorized or required by law to close.

“Business Plan” shall have the meaning ascribed to such term in Section 4.1 hereof.

“Investors” shall have the meaning ascribed to such term in the Preamble hereof.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.  9601 et seq., as amended or recodified.

“Code” means the Internal Revenue Code of 1986, as amended or recodified.

“Common Stock” shall have the meaning ascribed to such term in Preamble hereof.

“Common Stock Derivatives” shall have the meaning ascribed to such term in Section 6.8(a) hereof.

“Company” shall have the meaning ascribed to such term in the Preamble hereof.

“Company Affiliated Group” shall have the meaning ascribed to such term in Section 4.17(f) hereof.

“Company Current Financial Statements” shall have the meaning ascribed to such term in Section 6.2(b) hereof.

“Company Prior Period Financial Statements” shall have the meaning ascribed to such term in Section 4.12(d) hereof.

“Company Stock” means the issued and outstanding capital stock of the Company.

“Company Tax Sharing Agreement” shall have the meaning ascribed to such term in Section 4.17(f) hereof.

“Comptroller” means United States Comptroller of the Currency.

“Corporations Code” means the California Corporations Code, as amended to date.

“Designated Purchaser” shall have the meaning ascribed to such term in Section 10.3(a) hereof.

“Employee Agreement” shall have the meaning ascribed to such term in Section 4.28 hereof.

“Environmental Laws” shall have the meaning ascribed to such term in Section 4.33(d) hereof.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” shall have the meaning ascribed to such term in Section 9.5(a) hereof.

“Fair Market Value” shall have the meaning ascribed to such term in Section 10.3(b) hereof.

“Fair Value” means the cash price that might reasonably be anticipated in a current sale under all conditions requisite to a fair sale.  A fair sale means that buyer and seller are each acting prudently, knowledgeably, and under no necessity to buy or sell — i.e., other than in a forced or liquidation sale.

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or the applicable Federal Reserve Bank acting under delegated authority.

“Financial Code” means the California Financial Code, as amended.

“Financial Statements” means, collectively, the Company Prior Period Financial Statements, the Company Current Financial Statements, the Bank Prior Period Financial Statements and the Bank Current Financial Statements.

“First Closing” shall have the meaning ascribed to such term in Section 2.3(a) hereof.

“First Closing Date” shall have the meaning ascribed to such term in Section 2.3(a) hereof.

“Eligible Holder” shall have the meaning ascribed to such term in Section 9.1(a) hereof.

“GAAP” means generally accepted accounting principles, applied on a consistent basis.

“GLB Act” means the Gramm-Leach-Bliley Act of 1999, as amended from time to time.

“Governmental Authority” shall mean any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, court, government or self-regulatory organization, commission, tribunal, organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

“Government Approvals” shall have the meaning ascribed to such term in Section 3.1(e) hereof and includes, but is not necessarily limited to, the approval of the Federal Reserve under the BHCA and, if required the approval of the Comptroller.

“Group” shall have the meaning ascribed to such term in Section 4.17(a)(i) hereof.

“Hazardous Material” means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term “Hazardous Material” includes, without limitation, any material or substance which is (i) defined as a “hazardous waste,” “extremely hazardous waste” or “restricted hazardous waste” under Sections 25115, 25117 or 25122.7, or listed pursuant to Section 25140, of the California Health and Safety Code Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a “hazardous substance” under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substance Account Act), (iii) defined as a “hazardous material,” “hazardous substance,” or “hazardous waste” under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release Response Plans and Inventory), (iv) defined as a “hazardous substance” under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances), (v) petroleum, (vi) asbestos, (vii) listed under Article IX hereof or defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (viii) designated as a “hazardous substance” pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C.  1317), (ix) defined as a “hazardous waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C.  6901 et seq.  (42 U.S.C.  6903), or (x) defined as a “hazardous substance” pursuant to Section 101 of CERCLA.

“Indemnified Party” shall have the meaning ascribed to such term in Section 9.5(c) hereof.

“Indemnifying Parties” shall have the meaning ascribed to such term in Section 9.5(c) hereof.

“Inspector” shall have the meaning ascribed to such term in Section 9.2(c) hereof.

“Intellectual Property” means trademarks, service marks, brand names, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations and applications to register the foregoing; inventions, discoveries and ideas; patents and applications for patents; nonpublic information, trade secrets and confidential information and rights to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not; and registrations or applications for registration of copyrights; and any similar intellectual property or proprietary rights.

“IRS” means the United States Internal Revenue Service.

“Investors” shall have the meaning ascribed to such term in the Preamble hereof.

“Knowledge of the Company” shall mean the actual knowledge of the President, Chief Financial Officer and Chief Credit Officer after reasonable investigation.

“Liability” means and includes for any Person all items of indebtedness (including, without limitation, capitalized lease obligations), whether direct, indirect or contingent, which, in accordance with GAAP, would be included in determining liabilities as shown on the liability side of a balance sheet of such Person as of the date as of which indebtedness is to be determined, and also includes all indebtedness and liabilities of others assumed or guaranteed by such Person or in respect of which such Person is secondarily or contingently liable (other than by endorsement of instruments in the course of collection), whether by reason of any agreement to acquire such indebtedness or to supply or advance sums or otherwise, and any guarantee of any such item of indebtedness or any other obligation or any assurance with respect to the financial condition of any other Person, including without limitation any purchase or repurchase agreement or keep-well, take-or-pay or other arrangement of whatever nature having the effect of assuring or holding harmless any Person against loss with respect to any obligation of such other Person (but not including endorsements of instruments for deposit or collection in the ordinary course of business).

“Lien” means any mortgage, hypothecation, pledge, security interest, agreement or arrangement, encumbrance, community property interest, equitable interest, claim, Tax, lien or charge, restriction or limitation of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof or any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership), any sale of receivables with recourse or any filing of a financing statement as debtor under the Uniform Commercial Code or any similar statute, or any agreement to grant, create, effect, enter into or file any of the foregoing.

“Losses” shall have the meaning ascribed to such term in Section 8.1 hereof.

“Manager” shall have the meaning ascribed to such term in the Preamble hereof.

“Manager Nominee” shall have the meaning ascribed to such term in Section 6.1 hereof.

“Material Adverse Effect” shall mean, with respect to a Party or the Bank or an Investor, a material adverse effect upon (i) the consolidated financial position, results of operations, business operations or prospects of that entity and its subsidiaries, or (ii) the ability of the entity to perform its material obligations under the Transaction Documents or to obtain any Government Approvals required hereunder.

“Offered Shares” shall have the meaning ascribed to such term in Section 10.3(a) hereof.

“Party” shall have the meaning ascribed to such term in the Preamble hereof.

“Permitted Assignee” shall have the meaning ascribed to such term in Section 9.1(a) hereof.

“Permitted Equity Rights” has the meaning set for in Section 4.4(b).

“Permitted Liens” shall mean (i) mechanics’, carriers’, workers’ or repairmen’s Liens arising in the ordinary course of business and securing payments or obligations that are not due and payable, (ii) Liens for Taxes, assessments and other similar governmental charges arising in the ordinary course of business that are not due and payable, and (iii) Liens that arise under zoning, land use and other similar laws and other imperfections of title or encumbrances, if any, that do not, individually or in the aggregate, materially affect the value of the property subject thereto and do not, individually or in the aggregate, materially impair the use of the property subject thereto as presently used.

“Person” means any natural person, corporation, firm, partnership, association, government, governmental agency or any other entity.

“Plan” shall have the meaning ascribed to such term in Section 4.29 hereof.

“Previously Disclosed” shall mean disclosed in writing in connection with the transactions contemplated by this Agreement and dated not earlier than [date of first substantive discussions]from the Party making such disclosure and delivered to the other Party.

“Property” shall have the meaning ascribed to such term in Section 3.3(a) hereof.

“Purchase Price” shall have the meaning ascribed to such term in Recital B hereof.

“Qualifying Ownership Interest” shall have the meaning ascribed to such term in Section 6.5 hereof.

“Real Estate Owned” shall mean all real estate or loans secured by real estate that are classified or would be classified as: “loans to facilitate;” “real estate owned;” “in-substance foreclosure;” “in-substance repossession;” foreclosed real estate; real estate held for investment; real estate acquisition, or construction arrangements that are accounted for as investments in real estate; real estate that is held for sale (or that is intended to be sold within two years); property formerly but no longer used for the operations of the Bank; property originally acquired for future expansion but that is no longer intended to be used for that purpose; real estate acquired in any manner for debts previously contracted (even if the Bank has not yet received title to the property); real estate sold when (i) less than ten percent of the total sales price is in cash, (ii) there is financing by the Bank of all or a portion of the sales price on terms more favorable than those customarily required by the Bank when it is involved only as a lender, or (iii) the transaction does not transfer from the Bank to the purchaser the usual risks and all or most of the rewards of ownership; receivables resulting from sales of other real estate owned accounted for under the installment, cost recovery, reduced profit, or percentage-of-completion method of accounting in accordance with FASB Statement No. 66, “Accounting for Sales of Real Estate,” when the Investor’s initial investment is less than ten percent of the sales value of the real estate sold; other real estate owned sold under contract and accounted for under the deposit method of accounting in accordance with FASB Statement No. 66; and any other similar category of loan or real estate.

“Recovery” shall have the meaning ascribed to such term in Section 9.2(c) hereof.

“Registrable Securities” shall have the meaning ascribed to such term in Section 9.1(b) hereof.

“Registration Expenses” shall have the meaning ascribed to such term in Section 9.6 hereof.

“Requested Investor Shares” shall have the meaning ascribed to such term in Section 9.1(a) hereof.

“Restricted Securities” shall have the meaning ascribed to such term in Section 10.2 hereof.

“Returns” shall have the meaning ascribed to such term in Section 4.17(a)(iii) hereof.

“ROFR Purchase Price” shall have the meaning ascribed to such term in Section 10.3(b) hereof.

“Sales Notice” shall have the meaning ascribed to such term in Section 10.3(a) hereof.

“Scheduled Agreements” shall have the meaning ascribed to such term in Section 4.21 hereof.

“Schedules” shall mean the disclosure schedules described in Article IV of the Agreement which have been separately delivered by the Company to the Manager prior to execution of this Agreement.

“SEC” means the United States Securities and Exchange Commission.

“Second Closing” shall have the meaning ascribed to such term in Section 2.3(b) hereof.

“Second Closing Date” shall have the meaning ascribed to such term in Section 2.3(b) hereof.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Expenses” shall have the meaning ascribed to such term in Section 9.6 hereof.

“Shares” shall have the meaning ascribed to such term in Recital B hereof.

“Taxes” shall have the meaning ascribed to such term in Section 4.17(a)(ii) hereof.

“Termination Event” shall have the meaning ascribed to such term in Section 10.3(d) hereof.

“Transaction Documents” means this Agreement and any other agreement, certificate, consent, document, instrument or waiver to be executed and/or delivered by or on behalf of a Person in connection with this Agreement.

1.2                                 Construction.  Words and phrases defined in the plural shall also be used in the singular and vice versa and be construed in the plural or singular as appropriate and apparent in the context used. Unless otherwise specifically provided herein, accounting terms shall be given and assigned their usual meaning and effect as defined or used in GAAP.

ARTICLE 2
PURCHASE AND SALE

2.1                                 Purchase and Sale of Shares.  Subject to the terms and conditions hereof, the Company agrees to sell to each Investor at the Closings, and the Manager agrees to cause each Investor, severally and not jointly, to purchase from the Company at the Closings, the number of Shares set forth beside such Investor’s name on Exhibit A hereto, at the Purchase Price.

2.2                                 Two Closings.  The Manager intends to cause the Investors to collectively purchase through a private placement that number of Shares which is equivalent to 4.9% of the Common Stock projected to be issued and outstanding upon consummation of the first closing (the “First Closing”).  Upon receipt by the Manager and the Investors of all necessary Governmental Approvals, the Manager intends to cause the Investors to collectively purchase through a private placement that number of Shares which is equal to the difference between the Shares purchased at the First Closing and 1,500,000 Shares, the closing of which will represent the second closing (the “Second Closing”).

2.3                                 Time and Place of Closings.

(a)                                  The First Closing will take place at the offices of the Manager not later than the third business day (the “First Closing Date”) after the day on which all the conditions in Article III (except for Government Approvals and any directorship appointment of the Manager Nominee) have been satisfied or waived and in accord with the terms and conditions of this Agreement.

(b)                                 The Second Closing will take place at the offices of the Manager at 10:00 a.m., Pacific Standard Time, on the third business day (the “Second Closing Date”) after the day on which all the conditions in Article III, including Government Approvals, have been satisfied or waived and in accord with the terms and conditions of this Agreement.

2.4                                 Closing Events.  At each Closing, the Company shall issue and deliver to each Investor a certificate in definitive form, registered in the name of such Investor, representing the number of the Shares to be purchased at such Closing by such Investor against the delivery to the Company by such Investor of the full Purchase Price of the Shares, paid by wire transfer of funds to the Company.

ARTICLE 3
CLOSING CONDITIONS

3.1                                 Conditions to Manager’s Obligations.  The obligations of the Manager at the First Closing and the Second Closing are subject to satisfaction of the following conditions (any or all of which may be waived by the Investor):

(a)                                  Representations and Warranties.  The representations and warranties contained in this Agreement will, except as contemplated by this Agreement, be true and correct in all material respects (except that representations and warranties that are qualified as to materiality or as to absence of Material Adverse Effect will be true and correct in all respects), at each of the Closing Dates with the same effect as though they were made on that date (except that representations and warranties that relate expressly to specified dates or periods need only to have been true and correct with regard to the specified dates or periods), and the Company will have delivered to the Investor a certificate dated as of each of the Closing Dates and signed by the President or a Vice President of the Company to that effect.

(b)                                 Performance.  The Company will have fulfilled in all material respects all its obligations under this Agreement required to have been fulfilled prior to or at such Closing.

(c)                                  No Action.  No action, suit or proceeding shall be pending or, to the Company’s knowledge, threatened before any Governmental Authority or before any arbitrator wherein an unfavorable judgment, decree, injunction, order or ruling would prohibit the performance of this Agreement or the consummation of any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement, cause such transactions to be rescinded or materially and adversely affect the right of a Investor to own the Shares and no judgment, decree, injunction, order or ruling shall have been entered which has any of the foregoing effects.

(d)                                 Consents.  All consents, approvals and waivers by third parties or any party that are required (i) for the consummation of the transactions contemplated by this Agreement, or (iii) in order to prevent or cure a breach or violation of, or a default under, or a termination or modification of, or any right of acceleration of any Liability under, any Scheduled Agreements and so that each such agreement remains in full force and effect following the particular Closing, and that are listed on Schedule 3.1(c) hereto, shall have been duly obtained, without the imposition of any condition that has or could reasonably be expected to have a Material Adverse Effect on the Company, the Investors or Manager as determined in good faith by the Manager.

(e)                                  Government Approvals.  All governmental and regulatory notices, filings, applications, authorizations, certifications and approvals, and other Licenses that are required for (i) the sale and issuance of the Shares to the Investors, and (ii) the consummation of the other transactions contemplated by this Agreement and that are listed on Schedule 3.1(d) hereto, shall have been duly made and obtained without the imposition of any condition that, as determined in good faith by the Manager, has or could reasonably be expected to have a Material Adverse Effect on the Company, the Investors or Manager.

(f)                                    Company Board.  In the case of the Second Closing only, one person designated by the Manager will have been elected to serve on the Company’s Board of Directors until the next annual meeting of shareholders, effective on the business day following the Second Closing, and the date of the completion of the purchase of all the Shares by the Investors.

(g)                                 Bank Board.  In the case of the Second Closing only, the Company’s Board of Directors shall have taken such actions as may be required to appoint the Manager Nominee to serve on the Board of Directors of Bank and any committees of the Boards of Directors of Company and Bank as may be requested by the Manager.

(h)                                 Material Adverse Effect.  Since December 31, 2007, there shall have been no event, transaction, condition or change that has had or would reasonably be expected to have a Material Adverse Effect on the Company.

(i)                                     Securities Exemption.  The offer and sale of the Shares to the Investors pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act, the qualification requirements of the California Corporate Securities Law of 1968, and the registration and/or qualification requirements of all other state securities laws applicable to the Investors.

3.2                                 Conditions to Company’s Obligations.  The obligations of the Company at the First and Second Closings are subject to the following conditions (any or all of which may be waived by the Company):

(a)                                  Representations and Warranties.  The representations and warranties of the Manager contained in this Agreement will, except as contemplated by this Agreement, be true and correct in all material respects (except that representations and warranties that are qualified as to materiality or as to absence of Material Adverse Effect will be true and correct in all respects) at each Closing Date with the same effect as though made on that date (except that representations and warranties that relate expressly to specified dates or periods need only to have been true and correct with regard to the specified dates or periods), and the Manager will have delivered to the Company a certificate dated as of each Closing Date and signed by a duly authorized person to that effect.

(b)                                 Payment of Purchase Price.  Each Investor shall have delivered to the Company the Purchase Price specified for such Investor on Exhibit A hereto in accordance with the provisions of Section 2 hereof.

(c)                                  Performance.  The Manager and Investors shall have performed or fulfilled all agreements, obligations and conditions contained herein and required to be performed or fulfilled by them as of the each of the Closings.

(d)                                 Government Approvals.  All governmental and regulatory notices, filings, applications, authorizations, certifications and approvals shall have been duly made and obtained without imposition of a condition that that has or could reasonably expected to have a Material Adverse Effect on the Company as determined in good faith by the Company.

(e)                                  No Actions.  No order will have been entered by any court, by any bank regulatory authority or by any other governmental authority and be in force that invalidates this Agreement or restrains the Parties or the Investors from completing the transactions that are the subject of this Agreement and no action will be pending or threatened against the Company relating to the transactions that are the subject of this Agreement that presents a reasonable likelihood of resulting in an award of damages against the Company or any subsidiary that would be material to the Company and its subsidiaries taken as a whole.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Manager and the Investors that as of the date of this Agreement, and as of the date of each Closing, the statements contained in this Article IV are true and correct, except as set forth in the Schedules or as otherwise Previously Disclosed by the Company to the Manager.  Whether or not specifically required by the specific terms of this Article IV or otherwise, the Company may modify the representations and warranties contained in this Agreement by disclosing relevant facts in the Schedules; provided, however, that for any such disclosure to be effective, it must indicate the specific section of this Agreement to which it relates (provided that any information set forth in any one Schedule shall be deemed to apply to each other applicable section thereof if its relevance to the information called for in such section is reasonably apparent).  The disclosure of any information in the Schedules shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made by the Company in this Agreement or that it is material, nor shall such information be deemed to establish a standard of materiality.

No later than three (3) Business Days prior to each Closing Date, the Company shall supplement or amend the Schedules identified in this Article IV in writing with respect to any matter arising after the date of this Agreement which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules or in the representations and warranties of the Company herein which have been rendered inaccurate by such matter (the “Company Update(s)”); provided, however, that with respect to any matters that constitute a Material Adverse Effect, the required Company Update shall be given promptly after the Company has Knowledge of the matter rather than three (3) Business Days prior to a Closing.  In any event, if any Company Update is made and the Manager has not, in its reasonable discretion, had an adequate opportunity to review and investigate the matter disclosed as of the scheduled Closing Dates, or the Parties have not come to a resolution with respect thereto, notwithstanding any other provision of this Agreement to the contrary, the Manager may postpone the Closing for up to ten (10) Business Days.  In the event the Closing occurs, the relevant representations and warranties of the Company to which the Company Updates relate shall be amended to the extent set forth in the Company Updates.  In the event that an individual Company Update or more than one Company Update in the aggregate constitute(s) a Material Adverse Effect, the Manager may, at its sole election, notify the Company in writing that it is terminating the Agreement under Section 7.1(c) by reason of failure of the conditions specified in Section 3.1(h) provided that the Manager delivers such notice not later than ten (10) Business Days after receipt of the last of the applicable Company Update(s).  Upon timely delivery of the Manager’s proper notice of its election to terminate the Agreement to the Company pursuant to the immediately preceding sentence, all duties and obligations of the Company, Manager or Investors under this Agreement shall terminate and be null and void ab initio.

Subject to the preceding two paragraphs, as of the date of this Agreement and each Closing (except to the extent any of the following representations and warranties expressly relates to a specific date and/or time, in which case the representation and warranty shall relate only to that specific date and/or time), the Company represents and warrants to Manager and the Investors as follows:

4.1                                 Organization of the Company.  The Company is a corporation duly organized, validly existing under, and by virtue of, the laws of the State of California, and is in good standing under such laws.  The Bank is a corporation duly organized, validly existing under, and by virtue of, the laws of the United States of America Each of the Company and the Bank has all requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted in their business plans (the “Business Plans”).  Each of the Company and the Bank is duly qualified and authorized to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure so to qualify would have a Material Adverse Effect. True, correct and complete copies of the articles of incorporation and bylaws (or equivalent organizational documents), the minute books containing the records of meetings of the shareholders and board of directors since August 8, 2006, and the stock certificate records of the Company and the Bank since August 2006 have been furnished or made available to the Manager.  Neither the Company nor the Bank is in default under or in violation of any provision of its articles of incorporation or bylaws or the general corporate law of the jurisdiction of its incorporation.

4.2                                 Subsidiaries.  Other than the Bank, the Company has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.  As used herein, the term “subsidiary” shall mean any corporation or other entity more than 50 percent of the stock or other ownership interest of which (measured by virtue of voting rights) in the aggregate is now or hereafter owned by the Company.  The Company’s direct or indirect ownership of any such shares or interests is not in violation of any prohibitions on ownership under any Applicable Law.

4.3                                 Corporate Power; Due Authorization.  Subject to the receipt of any required Governmental Approvals, the Company has all requisite legal and corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, to sell and issue the Shares hereunder, and to carry out and thereby perform its obligations under the terms of this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby.  The board of directors of the Company has duly approved this Agreement and all other Transaction Documents to which the Company is a party, and has duly authorized the execution and delivery of this Agreement and all other Transaction Documents to which the Company is a party and the consummation of the transactions contemplated hereby and thereby in accordance with their terms.  No other corporate proceedings on the part of the Company is necessary to approve and authorize the execution and delivery of this Agreement and the other Transaction Documents or the consummation of the transactions contemplated hereby and thereby in accordance with their terms.  This Agreement, along with the other Transaction Documents, when executed and delivered by the Company, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

4.4                                 Capitalization.  The capitalization of the Company consists of the following:

(a)                                  Common Stock.  A total of (i) 10,000,000 authorized shares of Common Stock, no par value, of which 2,487,631 shares are issued and outstanding, plus any shares issued to the Investors or pursuant to Permitted Equity Rights subsequent to the date hereof and prior to any Closing, and (ii) 10,000,000 authorized shares of Preferred Stock, no par value, of which no shares are issued and outstanding.  All such issued and outstanding shares have been or will be duly authorized and validly issued, fully paid and non-assessable, have been issued in compliance with the registration and qualification requirements of federal and state securities law or applicable exemptions therefrom, and are not subject to, nor were they issued in violation of, any preemptive rights or any rights of first refusal or similar rights.  The Company has reserved 732,789 shares of Common Stock for issuance to employees pursuant to the Plan, which is the only stock option, stock purchase or similar incentive or benefit plan currently in effect with respect to the Company.

(b)                                 Options, Warrants, Reserved Shares.  Except for the 732,789 shares of Common Stock reserved for issuance under the Plan under which 501,256 options have been issued as of the date hereof, and any stock options granted subsequent to the date hereof to employees aggregating not more than 231,533 shares (“Permitted Equity Rights”), there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of the Company’s capital stock.  No shares of the Company’s outstanding capital stock, or stock issuable upon exercise or exchange of any outstanding options, warrants or rights, or other stock issuable by the Company, are subject to any preemptive rights, rights of first refusal or other rights to purchase such stock (whether in favor or the Company or any other person), pursuant to any agreement or commitment of the Company.  The Company is not a party or otherwise subject to any agreement or understanding, and there is no agreement or understanding between any persons or entities, which affects or relates to the voting or giving of written consents either by a director of the Company or with respect to acquisition, disposition, or voting of any capital stock of the Company.

(c)                                  Fully-Diluted Capitalization.  Immediately after each Closing, the fully-diluted capitalization of the Company will be as set forth in Exhibit B hereto.

4.5                                 Organization of the Bank.  The Bank is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America and has full power and all licenses, franchises, permits and other authorizations necessary to own or lease all of its properties and assets and to carry on its business as now conducted.  The deposit accounts of the Bank are insured by the Bank Insurance Fund of the FDIC to the fullest extent permitted under Applicable Law.  Neither the scope of the Bank’s business nor the location of its properties requires that the Bank be licensed or qualified in any jurisdiction other than the State of California.  Complete, current and correct copies of the articles of association and bylaws of the Bank have been delivered to the Manager and no changes therein have been made since the date of delivery thereof.

4.6                                 Subsidiaries of the Bank.  The Bank does not directly or indirectly own shares of any corporation or any interest in any entity, except for shares acquired in the regular course of securing or collecting a debt previously contracted in good faith in the ordinary course of conducting a commercial banking business. The Bank’s direct or indirect ownership of any such shares or interests is not in violation of any prohibitions on ownership under any Applicable Law.

4.7                                 Capitalization of the Bank.

(a)                                  The authorized capital stock of the Bank consists of 10,000,000 shares of common stock, $5.00 par value (“Bank Stock”), 500 shares of which are issued, outstanding and held of record and beneficially owned by the Company. All of the issued and outstanding shares of the capital stock of the Bank are duly and validly issued and outstanding, are fully paid and non-assessable and are owned of record and beneficially by the Company, free and clear of all Liens, pledges, encumbrances or charges of any kind or nature.

(b)                                 There are no outstanding or authorized (nor will there be at the Closing Dates): (i) shares of capital stock or equity securities of the Bank, except as described in subsection (a) above; (ii) subscriptions, options, warrants, convertible securities, calls, rights, commitments or any other agreements of any character relating to the issued or unissued capital stock or other securities of the Bank obligating the Bank to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other securities of the Bank or obligating the Bank to grant, extend or enter into any subscription, option, warrant, right, convertible security or other similar agreement or commitment; (iii) contractual obligations of the Bank to repurchase, redeem or otherwise acquire any outstanding shares of the Bank Stock; (iv) voting trusts or other agreements with respect to the voting of the Bank Stock to which the Bank is a party or, to the Company’s knowledge, to which any other Person is a party; or (v) bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which the Bank’s shareholders may vote.  All outstanding shares of the Bank’s capital stock were issued in compliance with Applicable Law.

4.8                                 Agreement Not in Contravention; Consents.

(a)                                  Except as set forth in Schedule 4.8, the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby by the Company or ownership transaction involving the Company do not and shall not (i) conflict with or result in any breach of any of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in a violation of, (iv) give any third party the right to modify, terminate or accelerate, or cause the modification, termination or acceleration of, any right, benefit or Liability under, (v) result in the creation of any Lien upon the Stock, or the properties or assets of the Company or the Bank under, or (f) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any Governmental Authority or any other Person, under the provisions of, (i) any provision of the articles of incorporation or bylaws of the Company or the Bank, (ii) any Scheduled Agreement, (iii) any material License or (iv) Applicable Law, or any judgment, order or decree or other restriction of any Governmental Authority by which the Company or the Bank is bound or subject or by which any of the properties or assets of the Company or the Bank are bound or subject, in each case where such conflict, breach, default, violation, modification, termination, or acceleration, or failure to obtain any authority, consent, approval, exemption or other action or to give any notice or make any policy would have a Material Adverse Effect on the Company and/or the Bank.

(b)                                 Except as set forth in Disclosure Schedule 4.8, no approval, consent or other action by, notice to, or registration or filing with, any Person is necessary or advisable for the Company to enter into this Agreement or for the Company to perform its obligations hereunder.

4.9                                 Valid Issuance of Stock.  The Shares, when issued, sold and delivered in compliance with the provisions of this Agreement, will be duly authorized and validly issued, fully paid and non-assessable and, subject to accuracy of the Manager’s representations and warrants under Article V, issued in compliance with applicable federal and state securities laws.  The Shares will be free and clear of any Liens or encumbrances, other than any Liens or encumbrances created by or imposed upon the holders through no action of the Company; provided that the Shares may be subject to restrictions on transfer under state and/or federal securities laws or the Transaction Documents.  Except as set forth in the [Transaction Documents], the Shares are not subject to any preemptive rights, rights of first refusal or restrictions on transfer.

4.10                           Offering.

(a)                                  Subject in part to, and assuming the accuracy of, the representations made by the Manager in Article V hereof, the offer and sale of the Shares to the Investors in accordance with this Agreement will be exempt from the registration and prospectus delivery requirements of the Securities Act, and the securities registration and qualification requirements of the currently effective provisions of the securities laws of the States in which the Investors are resident based upon their addresses set forth on the Schedule of Investors attached hereto as Exhibit A.

(b)                                 The outstanding shares of the capital stock of the Company and all outstanding options, warrants, convertible notes and other securities of the Company, if any, have been issued in full compliance with the registration and prospectus delivery requirements of the Securities Act, or in compliance with applicable exemptions therefrom, and with the registration and qualification requirements of all applicable securities laws of states of the United States.

4.11                           Absence of Certain Changes.  The business and operations of the Company or the Bank has been conducted since December 31, 2007, only in the normal and ordinary course, and there has not been:

(a)                                  any occurrence, development or event of any nature that has had or may reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or the Bank;

(b)                                 any change in the accounting principles or practices of the Company or the Bank, other than such changes as required by GAAP or applicable regulatory requirements;

(c)                                  any change in the credit policies or procedures of the Bank;

(d)                                 any damage, destruction or loss, whether or not covered by insurance, affecting the business, properties, prospects, or financial condition of the Company or the Bank;

(e)                                  any waiver or compromise by the Company or the Bank of a valuable right or of a debt owed to it;

(f)                                    any satisfaction or discharge of any Lien, claim, or encumbrance or payment of any obligation by the Company or the Bank affecting the business, properties, prospects, or financial condition of the Company or the Bank, other than in the ordinary course of business;

(g)                                 any entering into or change in the terms of any contract or arrangement by which the Company or the Bank or any of their assets or properties is bound or to which the Company or any of such assets or properties is subject other than in the ordinary course of business;

(h)                                 any change in any compensation arrangement or agreement with any employee, officer, director, consultant, agent or shareholder of the Company or the Bank other than customary salary increase for staff not exceeding 10% of base compensation;

(i)                                     any sale, assignment, license or transfer of any Intellectual Property Rights of the Company or the Bank;

(j)                                     any sale made or mortgage, pledge, transfer of a security interest in, or Lien created by the Company or the Bank with respect to any of its material properties or assets, except for Permitted Liens or in connection with Federal Home Loan Bank borrowings.;

(k)                                  any loans or guarantees made by the Company or the Subsidiaries to or for the benefit of its employees, consultants, agents, shareholders, officers, or directors, or any members of their immediate families, other than customary travel advances and other advances made in the ordinary course of their business;

(l)                                     any declaration, setting aside, or payment of any dividend or other distribution of the Company’s or the Bank’s assets in respect of any of the Company’s or the Bank’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company or the Bank; and

(m)                               any agreement or commitment by the Company or the Subsidiaries to do any of the things described in this Section 4.11.

4.12                           Financial Statements.

(a)                                  The Company has delivered, or caused to be delivered, to the Manager the audited consolidated financial statements and footnotes thereto of the Company as of and for the fiscal years ended December 31, 2007 and 2006 consisting of, with respect to each of those dates and periods, a consolidated balance sheet and consolidated statements of operations, changes in shareholders’ equity and cash flows (the “Company Prior Period Financial Statements”). The Company’s 2006 Financial Statements have been examined by Hutchinson & Bloodgood, LLP, independent certified public accountants, whose report thereon is included with such Company 2006 Financial Statements.  The Company’s 2007 Financial Statements have been examined by Vavrinek, Trine, Day & Company LLP, independent certified public accountants, whose report thereon is included with such Company 2007 Financial Statements. The Company Prior Period Financial Statements have been prepared in conformity with GAAP and applicable regulatory accounting requirements, in each case applied on a consistent basis (except as disclosed therein). The Company Prior Period Financial Statements are true and correct and present fairly the financial position of the Company as at the end of such periods and the results of its operations and cash flows for the periods then ended.

(b)                                 The Company has delivered, or caused to be delivered, to the Manager true, correct and complete copies of all management or other letters delivered to the Bank by Vavrinek, Trine, Day & Company LLP relating to the results of operations, financial statements or the internal controls of the Bank during any period from and after December 31, 2006.

(c)                                  There has been no disagreement between the Company and its independent auditing firm(s) since December 31, 2006 concerning any aspect of the manner in which the Bank maintains its books and records or the manner in which it has reported upon its financial condition and results of operations at any time during such period.

4.13                           Undisclosed Liabilities.  Neither the Company nor the Bank has any liabilities of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, probable of assertion or not, except liabilities that (i) were incurred in the ordinary course of business or (ii) as set forth in Disclosure Schedule 4.13 hereto.

4.14                           Litigation; Governmental Proceedings; Absence of Basis for Adverse Action.

(a)                                  Other than regular periodic examination by the Federal Reserve Board, FDIC and the Comptroller, there is not now, nor during the last three years has there been, any action, suit, claim, arbitration or administrative or other proceeding or, to the Knowledge of the Company, investigation by any Person, including without limitation any Governmental Authority, pending or, to the knowledge of the Company, threatened against, adversely affecting or otherwise involving, directly or indirectly, (i) the Company or the Bank, or any of their respective properties or business or (ii) any current or former officer, director, employee or agent of the Company or the Bank (in connection with such officer’s, director’s, employee’s or agent’s activities on behalf of the Company or the Bank or that otherwise relate, directly or indirectly, to the Company or the Bank or any of their respective properties, securities or activities), nor, to the Knowledge of the Company, is there any basis for any of the foregoing.

(b)                                 There is not now, nor during the last three years has there been, any action, suit, claim, arbitration or administrative or other proceeding or investigation by or on behalf of the Company or the Bank or any current or former officer, director, employee or agent of the Company or the Bank that relates, directly or indirectly, to the Company or the Bank or any of their respective properties or business, including the types of actions listed in Section 4.14(a) hereof, nor is there any basis for any of the foregoing.

(c)                                  There is not now, nor during the last three years has there been, any outstanding judgment, order, award, writ, injunction, decree, rule or regulation of any Governmental Authority applicable to the Company or the Bank or any of their respective properties or business.

4.15                           Compliance with Applicable Laws; Operating Authorities.

(a)                                  Neither the Company nor the Bank is in violation of, and has not violated or been charged with a violation of, any Applicable Law which would have a Material Adverse Effect on the Company and/or the Bank.  Neither the Company’s nor the Bank’s business is being conducted in conflict with or in violation of, and has not been conducted in conflict with or in violation of, any Applicable Law which would have a Material Adverse Effect on the Company and/or the Bank.  The business of the Bank has been and is now being conducted in compliance with all Applicable Laws relating to banks, the business of banking or the insurance of bank deposits (including, without limitation, the Bank Secrecy Act of 1970, as amended, and regulations thereunder, federal and state currency transaction reporting requirements, truth in lending and all other applicable disclosure requirements for consumer loans, fair credit reporting, usury, equal credit opportunity, Community Reinvestment Act and other rules and regulations applicable to loans and lending practices).

(b)                                 To the Knowledge of the Company, neither the Bank nor any of its directors, officers, employees or agents, is subject to any civil or criminal liability for, or under investigation with respect to, violations of any Applicable Laws, including, without limitation, laws regulating extensions of credit or deposit practices, breach of fiduciary duty, misappropriation of funds or any other matter.

(c)                                  The Company and the Bank each has filed all documents and reports required to be filed by either of them with the FDIC, the Comptroller, the Federal Reserve Board, the Securities Exchange Commission, or any other Governmental Authority having jurisdiction over their respective businesses or any of their respective assets or properties and all such reports conform in all respects with the requirements promulgated by such Governmental Authorities.  As of their respective dates, all such filings were in compliance with the requirements of their respective forms and were true and complete in all respects and did not contain any untrue statement of a fact or omit to state any fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All compliance or corrective action relating to the Company and the Bank required by Governmental Authorities having jurisdiction over the Company or the Bank has been taken.  Neither the Company nor the Bank has received any notification, formally or informally, from any Governmental Authority (i) asserting that either of the Company or the Bank is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces, or (ii) threatening to revoke any license, franchise, permit or governmental authorization of the Company or the Bank.

(d)                                 Neither the Company nor the Bank is a party to, nor is the Company or the Bank, or any of their respective assets or businesses subject to or the subject of, any written agreement, stipulation, conditional approval, memorandum of understanding, notice of determination, judgment, supervisory agreement, order, written directive, consent decree or other agreement with any Governmental Authority.

(e)                                  The Company and the Bank each hold all registrations, licenses, permits and franchises as are required to conduct their respective businesses as now conducted (including, without limitation, any insurance or securities activities), and all such licenses, permits and franchises are valid and in full force and effect. No suspension of any of the foregoing operating rights or cancellation thereof has been initiated or threatened, and all filings, applications and registrations with respect thereto are current.

4.16                           No Employment Controversies.  Except as set forth in Disclosure Schedule 4.16, (a) There are no controversies or legal or administrative proceedings pending, threatened or, to the Knowledge of the Company, imminent against the Bank with respect to any current or former employees; (b) to the Knowledge of the Company, there are no efforts presently being made by any labor union seeking to organize any of the Bank’s employees; (c) the Bank has complied in with all Applicable Laws relating to the employment of labor, including without limitation any provisions thereof relating to wages, hours, terms and conditions of employment, collective bargaining and the payment of social security and similar taxes and any laws respecting employment discrimination, disability discrimination, relating to leaves of absence, and occupational safety and health requirements; (d) the Bank is not liable for any arrears in the payment of wages, taxes, or penalties for failure to comply with any of the foregoing; (e) the Bank has not been engaged in any unfair labor practice, and there is no complaint for unfair labor practice against the Bank pending or threatened before the National Labor Relations Board or any comparable state, local or foreign agency; (f) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or directly affecting the Bank; (g) no grievance or any arbitration proceeding arising out of or under collective bargaining agreements is pending and no claims therefor exist; (h) the Bank has not experienced any work stoppage or other labor difficulty; (i) there has been no demand, made or threatened, for recognition by any labor union and there has been no petition filed or threatened to be filed for an election respecting such recognition of a labor union; (j) the Bank is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to the date hereof or amounts required to be reimbursed to such employees; (k) upon termination of the employment of any said employees, neither the Company nor the Bank will by reason of anything done prior to the Closing be liable to any of said employees for so-called “severance pay” or any other payments except as set forth in the Scheduled Agreements; and (l) there are no administrative proceedings relating to discrimination (including, without limitation, sex, age, race, national origin, or handicap, disability, or veteran status or threatened before any governmental or regulatory agency or authority).

4.17                           Tax Matters.

(a)                                  Definitions. For purposes of this Agreement, the following definitions shall apply:

(i)                                     The term “Group” shall mean, individually and collectively, (w) the Company, (x) the Bank; (y) the affiliated group as defined in Section 1504(a) of the Code (“Affiliated Group”) of which the Bank is or has been a member at any time; or (z) any individual, trust, corporation, partnership or any other entity as to which the Company or the Bank is liable for Taxes incurred by such individual or entity either as a transferee, or pursuant to Treasury Regulations Section 1.1502-6, or pursuant to any other provision of federal, territorial, state, local or foreign law or regulations, including without limitation as part of a combined or unitary group.

(ii)                                  The term “Taxes” shall mean all taxes, however denominated, including, without limitation, any interest, penalties or other additions that may become payable in respect thereof, imposed by any Governmental Authority, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, without limitation, federal income taxes and state income taxes), alternative or add-on minimum taxes, estimated taxes, payroll and employee withholding taxes, back-up withholding and other withholding taxes, unemployment insurance, social security taxes, sales and use taxes, value added taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers’ compensation and Pension Benefit Guaranty Corporation premiums, self dealing or prohibited transactions taxes, customs, duties, capital stock taxes, and other obligations of the same or of a similar nature to any of the foregoing, which the Group is required to pay, withhold or collect, whether disputed or not.

(iii)                               The term “Returns” shall mean all reports, estimates, declarations of estimated tax, claims for refund, information statements and returns required to be prepared or filed in connection with, any Taxes, Employee Agreement or Plan, including any schedule or attachment thereto, and including any amendment thereof.

(b)                                 Returns Filed and Taxes Paid. All Returns required to be filed by or on behalf of any members of the Group prior to the Closing Dates have been, or will be, duly filed on a timely basis, subject to any applicable extensions.  Such Returns are true, correct and complete.  All Taxes owed by any members of the Group (whether or not shown on any Return) have been paid in full on a timely basis, and no other Taxes are owing or payable by the Group with respect to items or periods covered by such Returns or with respect to any taxable period ending prior to the date of this representation and warranty for which a Return was due prior to such date.  No claim has ever been made by a Governmental Authority where any member of the Group does not file Returns that it is or may be subject to taxation by that jurisdiction.  No security interests, Liens, encumbrances, attachments or similar interests exist on or with respect to any of the assets of the Group that arose in connection with any failure or alleged failure to pay any Taxes.  Each member of the Group has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any officer, director, employee or agent (including, without limitation, any independent contractor, foreign person or other third Person) in compliance with all tax withholding provisions of applicable federal, state, local and foreign law (including, without limitation, income, social security, employment tax withholding, and withholding under Sections 1441 through 1446 of the Code).  The Bank has timely complied with all requirements under Applicable Laws relating to information, reporting and withholding and other similar matters for customer and other accounts (including back-up withholding and furnishing of Forms 1099 and all similar reports).

(c)                                  Tax Reserves. The amount of the Group’s liability for unpaid Taxes for all periods ending on or before the last day of the month before the Closing Dates (including accruals for any exposure item) shall not, in the aggregate, exceed the amount of the liability accruals for Taxes, as such accruals are reflected on the Group’s balance sheet. All such accruals are, or will be, recorded in accordance with GAAP.

(d)                                 Returns Furnished.  The Company has made and caused the Bank and/or any other member of the Group to make available to the Manager true, correct and complete copies of all federal and state income tax returns for all periods that are open for federal and state tax purposes and all other Returns and other reports and statements relating to federal and state income taxes arising during such periods, including, without limitation, income tax audit reports, statements of income or gross receipts tax, franchise tax, sales tax and transfer tax, deficiencies, and closing or other agreements relating to income or gross receipts tax, franchise tax, sales tax and transfer tax received by the Group or on behalf of the Group, as well as draft federal and state income or gross receipts tax returns for the Group for all periods ending on or before the Closing Dates.  The Company will cause the relevant member of the Group promptly to furnish to the Manager true, complete and correct copies of any other Returns filed by any member of the Group prior to the Closing Dates.

(e)                                  Tax Deficiencies; Audits; Statutes of Limitations.   (i) No deficiencies have been asserted with respect to Taxes of the Group that remain unpaid; (ii) the Group is not a party to any action or proceeding for assessment or collection of Taxes, and such action or proceeding has not been asserted or threatened against the Group or any of its assets; and (iii) no waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of the Group.  The Returns of the Group for all tax years for which the statute of limitations has not expired have never been audited by a Governmental Authority (which term includes any taxing authority), nor is any such audit in process, pending or, to the Knowledge of the Company, threatened.  Neither the Company nor any director or officer (or employee responsible for Tax matters) of any other member of the Group expects any Governmental Authority to assess any additional Taxes for any period for which Returns have been filed.

(f)                                    Disclosure.  [Intentionally Deleted.]

(g)                                 Accounting Method Changes.  No member of the Group is required to include in its separate income any material adjustment pursuant to Sections 481 or 263A of the Code (or similar provisions of other law or regulations) by reason of a change in accounting method or otherwise, following the Closing, and the IRS (or any other Governmental Authority) has not proposed, or is considering, any such change in accounting method or other adjustment.]

(h)                                 No Ownership Changes.  There has been no ownership change as defined in Section 382 of the Code with respect to any member of the Group.

4.18                           Transactions with Affiliates.

Except as listed in Schedule 4.18:

(a)                                  Neither any current or former officer, director, employee or agent of the Company or the Bank, any of their respective family members, any corporation or organization (other than the Bank) of which any of the foregoing Persons is an officer, director or beneficial owner of ten percent or more of any class of its equity securities, or any trust or other estate in which any of the foregoing Persons has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity, nor any current or former Affiliate of the Company or the Bank, has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of the Bank or in any transaction or series of similar transactions to which the Bank is a party;

(b)                                 No such Person, if any, is indebted to the Company or the Bank, except for normal business expense advances;

(c)                                  Neither the Company nor the Bank is indebted to any such Person except for amounts due under normal salary or reimbursement or ordinary business expenses;

(d)                                 No such Person is a party to an agreement with the Company or the Bank;

(e)                                  No such Person has any other relationship or has engaged or proposes to engage in any other transaction or series of similar transactions that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC; and

(f)                                    All of the transactions referred to in this Section 4.18 hereof are transactions entered into in the ordinary course of business on an arm’s-length business pursuant to normal business terms and conditions.

4.19                           Loans.

(a)                                  With respect to each outstanding loan, lease or other extension of credit or commitment to extend credit by the Bank: (i) each of the foregoing is a legal, valid and binding obligation, is in full force and effect and is enforceable in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally or equitable principles limiting the right to obtain specific performance or other similar relief); (ii) the Bank has duly performed in all material respects all of its obligations thereunder to the extent that such obligations to perform have accrued; (iii) all documents and agreements necessary for the Bank to enforce such loan, lease or other extension of credit are in existence and in the Bank’s possession; (iv) no claims, counterclaims, set-off rights or other rights have been asserted against the Bank, nor, to the Knowledge of the Company, do the grounds for any such claim, counterclaim, set-off rights or other rights exist, with respect to any such loans, leases or other extensions of credit which could impair the collectability thereof; and (v) each such loan, lease and extension of credit has been, in all material respects, originated and serviced in accordance with the Bank’s then applicable underwriting guidelines, the terms of the relevant credit documents and agreements and Applicable Law.

(b)                                 Except as listed in Schedule 4.19 (b), as of the date hereof, there are no loans, leases, other extensions of credit or commitments to extend credit of the Bank that have been or should have been classified by the Bank or its regulatory examiners, auditors or other credit examination personnel as “Watch,” “Other Assets (or Loans) Especially Mentioned,” “Substandard,” “Doubtful,” “Classified,” “Criticized,” “Loss” or any comparable classification.

(c)                                  As of the date hereof there are no loans due to the Bank as to which any payment of principal, interest or any other amount is 90 days or more past due.

(d)                                 The allowances for possible loan and lease losses (including, without limitation, with respect to “covered transactions” and “loans to facilitate”) shown on the Bank Financial Statements were adequate in all respects under the requirements of GAAP and applicable regulatory accounting practices, in each case consistently applied, to provide for possible loan and lease losses as of December 31, 2007 and were in accordance with the safety and soundness standards administered by, and the practices and procedures of, the Comptroller.

4.20                           Other Activities of the Company and the Bank.

(a)                                  The Company engages only in activities permissible under the BHCA and applicable Federal Reserve regulations.  The Bank engages only in activities permissible under the National Bank Act and applicable Comptroller, Federal Reserve, and FDIC regulations.

(b)                                 Neither the Company nor the Bank, nor any officer, director or employee of the Company or the Bank acting in an agency capacity on behalf of the Company or Bank, is authorized to engage in or conduct, and does not engage in or conduct, any insurance activities, whether as principal, agent, broker or otherwise.

(c)                                  Neither the Company nor the Bank, nor any officer, director or employee of the Company or the Bank acting in an agency capacity on behalf of the Company or Bank, is authorized to engage in or conduct, and does not engage in or conduct, any securities sales, underwriting, brokerage, management or dealing activities, whether as principal or agent, either directly or under contractual or other arrangements with third parties.

(d)                                 The Bank does not engage in any trust or custodial activities.

4.21                           Certain Agreements; No Defaults.

(a)                                  Except as listed in Schedule 4.21 hereof, neither the Company nor the Bank is a party to or subject to any agreement which falls within any of the following classifications (all items set forth on Schedule 4.21 hereof are referred to herein as “Scheduled Agreements”):

(i)                                     any advertising, brokerage, licensing, dealership, representative or agency relationship requiring payment by the Company or the Bank of $10,000 or more in one year or having a term of more than one year or not cancelable without penalty upon less than one year’s notice;

(ii)                                  any contract or agreement that restricts the Bank (or would restrict any Affiliate of the Bank) from carrying on its business as now conducted or any part thereof or from competing in any line of business with any Person or from employing or using the services of any Person, or that contains a right of first refusal in favor of a third Person;

(iii)                               any collective bargaining agreement or other such contract or agreement with any labor organization;

(iv)                              any lease of personal property requiring rental payments of $25,000 or more throughout its term and having a term of one year or more, whether as lessor or lessee (other than financing leases entered into in the ordinary course of the Bank’s commercial banking business in which the Bank is lessor);

(v)                                 any mortgage, pledge, conditional sales contract, security agreement, option or other similar agreement with respect to any interest of the Bank (other than as mortgagee, secured party, or deed of trust beneficiary in the ordinary course of the Bank’s commercial banking business) in property having a value of $25,000 or more;

(vi)                              any stock purchase, stock option, stock bonus, stock ownership, profit sharing, group insurance, bonus, deferred compensation, severance pay, pension, retirement, savings, or other incentive, welfare, or employee plan or material agreement providing benefits to any present or former employees, officers, or directors of the Company or the Bank;

(vii)                           any agreement to acquire equipment or commitment to make capital expenditures by the Bank of $25,000 or more;

(viii)                        any agreement for the sale of any properties or assets having a value of $50,000 or more, or for the grant of any preferential right to purchase any such properties or assets or which requires the consent of any third party to the transfer and assignment of any such properties or assets, other than in the ordinary course of business in connection with the sale of loan participations or properties or assets acquired through foreclosure or pursuant to workout arrangements;

(ix)                                any agreement for the borrowing of any money by the Bank (other than deposits, repurchase agreements, capital leases or interbank borrowings made in the ordinary course of banking business and reflected in the financial records of the Bank);

(x)                                   any agreement that involves the ownership or licensing of software or hardware or involves the provision of data processing services;

(xi)                                any agreement that obligates the Company or the Bank as guarantor, surety, co-signor, endorser, co-maker, indemnitor or otherwise (including any “recourse” sale of assets) in respect of the obligation of any other Person;

(xii)                             any supply, maintenance or landscape contracts not terminable by the Company or the Bank without penalty on 30 days or less notice; or

(xiii)                          any other agreement of any other kind other than loan and credit agreements under which the Bank is the lender which involves future payments or receipts or performances of services or delivery of items, requiring payments of $5,000 or more to or by the Company or the Bank.

(b)                                 Each Scheduled Agreement is a legal, valid and binding obligation enforceable in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and is in full force and effect; the Company or the Bank, as the case may be, has duly performed in all material respects all of its obligations thereunder to the extent that such obligations to perform have accrued; there are no material breaches, violations, defaults (or events that have occurred that with notice, lapse of time or the happening or occurrence of any other event would constitute a default) or allegations or assertions of any of the foregoing by the Company or the Bank, as the case may be, or, to the Knowledge of the Company or the Bank, any other party under any such agreement; and each such agreement was entered into in the ordinary course of business consistent with prudent banking practice.

4.22                           Real Property Owned or Leased.  Schedule 4.22 hereto is a true, complete and correct list of all real property owned or leased by the Company or the Bank, other than Real Estate Owned, all buildings and other structural and material improvements located on the real property or portion thereof owned or leased (including, without limitation, for each lease a brief description of the Company’s or the Bank’s financial obligations under such lease, its expiration date and renewal terms and whether there is a requirement of consent by the lessor thereunder in connection with the Acquisition).  The Company has delivered to the Manager true, correct and complete copies of all deeds and leases relating to the property referred to in this Section 4.22.

4.23                           Real Estate Owned.

(a)                                  Schedule 4.23 hereto is a true, complete and correct list of all Real Estate Owned of the Company and the Bank, stating with respect to each its type, originating unit and carrying value and listing, for each such property, all buildings and other structural and material improvements located on such property or any portion thereof.  The Company has delivered to the Manager true, correct and complete copies of all deeds relating to the property referred to in this Section 4.23(a).

(b)                                 All Real Estate Owned is booked, as of the date of this Agreement, and was booked, as of the date of foreclosure or in-substance foreclosure and in the Bank Financial Statements or the Company Financial Statements, as the case may be, at or lower than the lower of (i) net realizable value (which valuation takes into account disposition costs) and (ii) Fair Value less anticipated disposition costs.

(c)                                  Each of the Company and the Bank has good and marketable title to, or a valid and enforceable leasehold interest in, all of their respective Real Estate Owned, and such interest is free and clear of all Liens, charges or other encumbrances, except those related to real property taxes, local improvement district assessments, easements, covenants, restrictions and other matters of record which do not individually or in the aggregate have a Material Adverse Effect on the use and enjoyment of the relevant real property.

(d)                                 The specific valuation reserves in the Company Financial Statements or Bank Financial Statements, as the case may be, for all Real Estate Owned are adequate in relation to the assets in question in accordance with GAAP and applicable regulatory accounting principles.

4.24                           Title to Property.  Each of the Company and the Bank has good and marketable title to, or a valid and enforceable leasehold interest in, all of the properties and assets (real, personal or mixed, tangible or intangible) reflected as owned or leased by the Company or the Bank in their respective Financial Statements and in all properties and assets purchased or leased or otherwise acquired by the Company or the Bank after December 31, 2007 (except, in any such case, properties and assets disposed of since December 31, 2007, in the ordinary course of business), and (b) none of such properties or assets is subject to any mortgage, pledge, Lien, security interest, encumbrance, restrictive covenant, restriction or charge of any kind except (i) to the extent reflected in the Company Financial Statements or the Bank Financial Statements, as the case may be, (ii) Permitted Liens, or (iii) that do not interfere with the current or anticipated use, enjoyment or transferability of, or detract from the value as reflected in the Company Financial Statements and the Bank Financial Statements of, the properties or assets that are subject thereto.  Each of the Company and the Bank has title or other rights to its assets sufficient for the conduct of its business as presently conducted.

4.25                           Condition, Use, and Operation of Property.

(a)                                  The physical assets and properties owned, operated or leased by the Company and the Bank are adequately maintained and in a customary state of repair, order and operating condition and are free from defects which could have a Material Adverse Effect on their current or future use.

(b)                                 The use and operation of such physical assets and properties is in compliance with all Applicable Laws, including, without limitation, all applicable building codes, environmental, health and safety, zoning and land use laws and other applicable local, state, and federal laws and regulations, and with all covenants, conditions, restrictions, easements, disposition agreements and similar matters affecting such physical assets and properties. Without limiting the foregoing, the construction, use and operation of each of such fixed assets and properties, including, without limitation, all tenant improvements thereon, are in compliance with all Applicable Laws relating to the use of, and access to, property by the handicapped. Neither the Company nor the Bank has received any notice from any Person, including, without limitation, any Governmental Authority, stating that such Person considers the construction, use or operation of any such physical asset or property, including, without limitation, any tenant improvements, to be in violation of any of the foregoing matters or that any investigation has been commenced or is contemplated respecting any such possible violation. There has not been instituted or, to the Company’s or the Bank’s knowledge, threatened or planned to be instituted any condemnation, environmental, zoning or other land-use regulation proceedings which would detrimentally affect the use and operation of any such physical asset or property for its intended purpose or for its current or anticipated uses or the value of such physical asset or property, nor have there been instituted or, to the Company’s or the Bank’s knowledge, threatened or planned to be instituted any special assessment proceedings affecting any such physical asset or property.  Neither the Company nor the Bank knows of facts which would prevent the use and operation of any such physical asset or property after the Closing in the same manner in which it is currently being used and operated.  To the Knowledge of the Company, none of the buildings and structures located on any such properties, nor any appurtenances thereto or equipment therein, nor the operation or maintenance thereof, violates in any material respect any restrictive covenants or encroaches in any material respect upon any property owned by others, nor does any building or structure of third parties encroach in any material respect upon any such properties owned, operated or leased by the Company or the Bank.

(c)                                  No lease or deed with respect to any real property owned, leased or operated by the Company or the Bank contains any restrictive covenant that materially restricts the use, transferability or value of such real property.

4.26                           [Intentionally Deleted]

4.27                           Insurance Coverage.  The Company and the Bank have maintained and now maintain insurance in such amounts and covering such risks as is usually carried by prudent companies engaged in similar businesses and owning similar properties in the same general area in which it operates.  Schedule 4.26 hereto is a true and correct list of, all the insurance policies and bonds maintained by the Company or the Bank, all of which are in full force and effect.   No insurer under any such insurance policy or bond has canceled or indicated an intention to cancel or not to renew any such policy or bond effective at any time prior to the Closing or generally disclaimed liability thereunder.  To the extent that any insurance policy or bond has been or will be canceled prior to the Closing Dates, The Company shall, and agrees to cause the Bank to, obtain comparable insurance policies with comparable coverage prior to the Closing Dates.  Neither the Company nor the Bank is in default under any such policy or bond, nor has it failed to give any notice or present any claims thereunder in a timely fashion.

4.28                           Employment and Similar Agreements; Obligations Upon Change in Control.  Schedule 4.28 hereto is a true, correct and complete list and descriptions of all written or oral employment agreements, policies, practices or manuals relating to the employment of any officer, director, employee, contingent worker (including, without limitation, leased and temporary workers and independent contractors), or agent of the Company or the Bank including, without limitation, deferred compensation, bonus, consulting, independent contractor, leased worker, non-competition, retirement, parachutes, severance or indemnification agreements or other agreements of any nature whatsoever (collectively “Employee Agreements”).  There are no Employee Agreements or other agreements related to the transactions contemplated by this Agreement that (i) will require any payment by the Company or the Bank to, or any consent or waiver from, any officer, director, employee, contingent worker or agent of the Company or the Bank, or any other Person, (ii) will result in a change of any nature in the rights of any party under an agreement with any officer, director, employee, contingent worker or agent of the Company or the Bank, or any other Person, including, without limitation, any acceleration or change in the award, grant, vesting or determination of options, warrants, rights, severance payments, or other contingent obligations of any nature whatsoever of the Company or the Bank, or (iii) will result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.  Except for Scheduled Agreements, neither the Company nor the Bank has any Employee Agreements with any employee, contingent worker or officer that are inconsistent with the status of all employees, contingent workers and officers of the Company and the Bank being “at-will” employees or workers.  Each reference in this Agreement to “officer,” “director,” “employee”, “contingent worker” or “agent” of the Company or the Bank, unless otherwise specified, shall include, without limitation, both current and former officers, directors, employees, contingent workers and agents (including, without limitation, consultants), as the case may be, of the Company or the Bank.

4.29                           Benefit Plans.

(a)                                  Schedule 4.29 hereto is a true and complete list of all documents embodying the provisions of all Plans (as defined below) (including, without limitation, trust agreements and summary plan descriptions) to which the Company or the Bank is a party and in which any current or former officer, director, employee, contingent worker or agent of the Company or the Bank participates.  There are no Plans of the Company or the Bank which are not evidenced by such written documents.  The term “Plan” shall include (i) any “employee benefit plan” within the meaning of Section 3(3) of ERISA, (ii) any other employee benefit plan (including, without limitation, profit sharing, pension, deferred compensation, change-in-control, bonus, stock option, stock purchase, severance, retainer, consulting, “cafeteria” benefits under Section 125 of the Code, health, welfare or incentive plan or agreement whether legally binding or not (written or oral), including any post-employment benefits), (iii) any plan, agreement, contract, program, arrangement, or policy providing for “fringe benefits” to its employees, including but not limited to vacation, paid holidays, personal leave, employee discount, educational benefit or similar programs, and (iv) any Employee Agreement.

(b)                                 With respect to each Plan:

(i)                                     it has been administered in accordance with its terms and all Applicable Laws applicable to the Plan, including, without limitation, ERISA and the Code;

(ii)                                  no suits, actions, disputes, claims (other than routine claims for benefits made in the ordinary course of Plan administration for which Plan administrative review procedures have not been exhausted), arbitrations, administrative or other proceedings, or investigation by any Governmental Authority are pending, threatened or, to the knowledge of the Company, imminent against or with respect to the Plan, the Company, the Bank or any employer who is participating (or who has participated) in any Plan or any fiduciary of the Plan; and

(iii)                               it provides that it may be amended or terminated at any time and, except for benefits protected under Section 411(d) of the Code, all benefits payable to current, terminated or retired employees or any beneficiary, including, without limitation, post employment health care or insurance benefits, may be amended or terminated by the Company or the Bank at any time without liability.

(c)                                  With respect to each Plan which is an employee benefit plan, as defined under Section 3(3) of ERISA:

(i)                                     no prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred;

(ii)                                  all reports, forms and other documents required to be filed with any Governmental Authority or distributed to participants or beneficiaries in the Plans (including, without limitation, summary plan descriptions, Forms 5500 and summary annual reports) have been timely filed (if applicable) and distributed (if applicable) and were accurate.  The Company has delivered, and has caused the Bank to deliver, to the Manager copies of all such reports, forms and documents required to have been filed or distributed for the preceding three years and any other documents relating to such Plans (including, without limitation, documents describing or establishing funding arrangements, plan documents, summary plan descriptions, agreements, employee handbooks, personnel manuals, copies of any correspondence with regulatory authorities, any attorneys’ response to an auditor’s request for information, and the most recent determination letters from the Internal Revenue Service);

(iii)          no accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code) has been incurred with respect to any Plan, whether or not waived; and

(iv)          no “reportable event” (as such term is used in Section 4043 of ERISA) has occurred.

(d)                                 Each Plan that is intended to qualify under Section 401(a) of the Code and Section 501(a) of the Code and its related trust, if any, complies in form and in operation with Section 401(a) and 501(a) of the Code and has been determined by the IRS to comply and nothing has occurred since the date of the determination letter to cause the loss of the Plan’s (or the related trust’s) qualification.

(e)                                  Neither the Company nor the Bank has (i) ever maintained or made any contributions to, (ii) ever been a member of a controlled group which has maintained or contributed to, or (iii) ever been under common control with an employer that maintained or contributed to, any defined benefit pension plan subject to Title IV of ERISA, including a “multiemployer plan” (as defined in Section 3(37) of ERISA).

(f)                                    There are no negotiations, demands or proposals which are pending or have been made which concern matters now covered, or that would be covered, by the type of agreements that would be Plans.

(g)                                 All required contributions to each Plan for all periods ending prior to the Closing Dates will be made prior to the Closing Dates by the Company or the Bank in accordance with past practice and the recommended contribution in any applicable actuarial report.

(h)                                 All expenses and liabilities relating, including, but not limited to any required insurance premiums,  to all of the Plans have been, and will on the Closing Dates be, fully and properly accrued on the Company’s or the Bank’s, as the case may be, books and records and disclosed in accordance with GAAP and in Plan financial statements.  No event has occurred and no condition or circumstance has existed that could result in a material increase in the benefits under or the expense of maintaining any such Plan from the level of benefits or expenses for the most recently completed fiscal year of such Plan.

(i)                                     Neither the Company nor the Bank, nor any current or former officer, director, employee or agent of the Company or the Bank, has made any promises, commitments or representations concerning post-employment health care or insurance to any employee, former employee or retiree of the Company or the Bank.

(j)                                     Neither the Company nor the Bank has any commitment, intention or understanding to create, modify, terminate or adopt any Plan that would result in any additional liability.

(k)                                  Each Plan, to the extent applicable, is and has been administered in compliance with the continuation of group health coverage provisions contained in Section 4980B of the Code and Sections 601 through 608 of ERISA.

(l)                                     Neither the Company nor the Bank has any unfunded liabilities for benefits or claims pursuant to any Plan, which Plan is not intended to be qualified under Section 401(a) of the Code.

(m)                               Any Plan may be terminated or amended without incurring any material liability other than a benefit liability accrued in accordance with the terms of such Plan immediately prior to such amendment, termination, or ceasing of contributions.

(n)                                 No insurance policy nor any other contract or agreement affecting any Plan requires or permits a retroactive increase in premiums or payments due thereunder.

4.30                           Intellectual Property.  The Company and the Bank own or have valid licenses to use all Intellectual Property which they consider to be material to their businesses taken as a whole, and have not received written notice of infringement or violation of any Intellectual Property which would reasonably be likely to have, individually and in the aggregate, a Material Adverse Effect with respect to the Company and the Bank.

4.31                           Brokered Deposits. Except as listed in Schedule 4.31, the Bank does not have any brokered deposits, as such deposits are defined by the FDIC.

4.32                           Brokers.  The Company has not employed any investment banker, broker, financial advisor or finder in connection with the transactions contemplated hereby who might be entitled to a fee or any commission in connection with the transactions contemplated hereby.

4.33                           Hazardous Materials.

(a)                                  Neither the Company, the Bank nor any other Person has engaged or is engaging in any activity that involved or involves or might reasonably be expected to have involved or involve the release, generation, use, manufacture, treatment, transportation, storage in tanks or otherwise or disposal of Hazardous Material on or from any property that the Company or the Bank now owns or leases or has previously owned or leased, or to the Knowledge of the Company in which the Company or the Bank now holds any security interest, mortgage or other Lien or interest (“Property”).  To the knowledge of the Company, no Property is in violation of any Applicable Law relating to Hazardous Materials, industrial hygiene or to the environmental conditions on, under or about such Property, including, but not limited to, soil and ground water condition.

(b)                                 To the knowledge of the Company, no (i) release, threatened release, discharge, spillage or migration of Hazardous Material, (ii) condition that has resulted or could result in any use, ownership or transfer restriction, or (iii) condition of actual or potential nuisance, has occurred on, onto or from any Property.

(c)                                  To the knowledge of the Company, no condition exists that could give rise to any suit, claim, action, proceeding or investigation by any Person or Governmental Authority against the Company, the Bank or any other Person or any Property as a result of or in connection with any of the events described above or any other violations of Applicable Laws relating to Hazardous Material, industrial hygiene or environmental matters.

(d)                                 The Company and the Bank have obtained all approvals, authorizations, certificates, consents, licenses, orders, permits and other similar authorizations of all Governmental Authorities, or from any other Person, that are required under any Applicable Law relating to Hazardous Materials, industrial hygiene or to the environmental conditions on, under or about any Property (“Environmental Laws”).  The Company and the Bank are in compliance with all terms and conditions of all permits issued under any Environmental Law and also are in compliance with all limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws.

(e)                                  Neither the Company nor the Bank are required or obligated to make any capital or other expenditures in excess of $50,000 to comply with any Environmental Law nor is there any reasonable basis on which any Governmental Authority will take any action that would require any such capital or other expenditure.

(f)                                    For purposes of this Agreement, the terms “disposal,” “release,” and “threatened release” shall have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.  9601 et seq., as amended (“CERCLA”).

4.34                           Accounting Records: Data Processing.

(a)                                  The Company and the Bank maintain records that accurately, validly and fairly reflect its transactions and dispositions of assets and maintain a system of internal accounting controls, policies and procedures sufficient to insure that (i) such transactions are executed in accordance with its management’s general or specific authorization, (ii) such transactions are recorded in conformity with GAAP and in such a manner as to permit preparation of financial statements in accordance with GAAP and any other criteria applicable to such statements and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (v) records of such transactions are retained, protected and duplicated in accordance with prudent banking practices and applicable regulatory requirements.

(b)                                 The data processing equipment, data transmission equipment, related peripheral equipment and software used by the Company and the Bank in the operation of their respective businesses (including any disaster recovery facility) to generate and retrieve such records (whether owned or leased by the Company or the Bank, or provided under any agreement or other arrangement with a third party for data processing services) are adequate for the needs of the Company and the Bank.

4.35                           Interest Rate Risk Management Instruments.

(a)                                  Schedule 4.35 hereto is a true, correct and complete list of all interest rate swaps, caps, floors, and option agreements and other interest rate risk management arrangements to which the Company or the Bank is a party or by which any of their respective properties or assets may be bound.

(b)                                 All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements to which the Company or the Bank is a party or by which any of its properties or assets may be bound were entered into in the ordinary course of business and in accordance with prudent banking practice and all applicable rules, regulations and policies of applicable Governmental Authorities with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect.  The Company or the Bank, as the case may be, has duly performed in all material respects all of its obligations thereunder to the extent that such obligations to perform have accrued.  To the Company’s and the Bank’s knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

4.36                           Compliance with Policies.  The Bank has followed in all material respects its applicable internal credit, risk management, compliance and similar policies and procedures in conducting the operations which are subject to such policies.

4.37                           Confidentiality.  The Bank maintains adequate safeguards to protect and maintain the confidentiality of the non-public personally identifiable information of its customers and consumers in accordance with the GLB Act and other Applicable Law and has maintained the confidentiality of its customer lists, and has not granted to any third parties any rights to use such customer lists, including, without limitation, for purposes of soliciting the Bank’s customers or consumers.

4.38                           Corporate Records.  The minute books of the Company and the Bank accurately reflect all material actions taken to date by the shareholders, board of directors and committees of the Company and the Bank, respectively, and contain true and complete copies of the articles of incorporation, bylaws and other charter documents, and all amendments thereto, of the Company and the Bank, respectively.

4.39                           Accuracy: Completeness of Information.  The representations, warranties and other statements of the Company contained in this Agreement, Previously Disclosed or in any document, certificate or other writing provided to or to be provided to the Manager are, and all information furnished or to be furnished to the Manager by the Company pursuant to the provisions hereof or in connection with the transactions contemplated hereby is, true and correct in all material respects. The Company has not failed to state any material fact necessary to make such representations, warranties, statements and information not misleading in light of the circumstances in which they are made or furnished.

4.40                           Public Reports; Sarbanes-Oxley Compliance.

(a)                                  Since August 8, 2006, the Company has timely filed with the SEC and the Federal Reserve all reports required to be so filed, and the Bank has timely filed with the OCC all reports including without limitation Call Reports required to be so filed.

(b)                                 The financial statements included in the reports described in 4.40 (a) have been and will be prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), consistently applied, and fairly present the financial position and results of operation of the Company and the Bank on the dates and for the periods covered thereby and complied in all material respects with all requirements applicable to such filing.

(c)                                  The Company is in compliance in all material respects with all current listing and corporate governance requirements and is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC.

4.41                           Bank Secrecy Act; Patriot Act. Neither the Company nor the Bank has received written notice of any regulatory concerns regarding its compliance with the Bank Secrecy Act (31 U.S.C. § 5322 et seq.) or related state or federal anti-money-laundering laws, regulations and guidelines, including without limitation those provisions of federal regulations requiring (i) the filing of reports, such as Currency Transaction Reports and Suspicious Activity Reports, (ii) the maintenance of records and (iii) the exercise of diligence in identifying customers. The Company and the Bank have adopted such procedures and policies as are necessary or appropriate to comply with Title III of the USA Patriot Act and, to the Company’s Knowledge, is in compliance with such law in all material respects.

4.42                           Risk Management Instruments.   Except as list in Schedule 4.42, neither the Company or the Bank is a party to or has agreed to enter into any interest rate swaps, caps, floors, collars, option agreements, or any exchange traded or over-the-counter equity.  Neither the Company or the Bank owns any securities that (i) are referred to generically as “structured notes,” “high risk mortgage derivatives,” “capped floating rate notes,” or “capped floating rate mortgage derivatives,” or (ii) could have changes in value as a result of interest rate changes.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF THE MANAGER

The Manager, on behalf of itself and the Investors,  hereby represents and warrants to the Company, as of the date hereof, as follows:

5.1                                 Authorization; Corporate Power. The Manager has all requisite legal power and authority to execute and deliver this Agreement and the Transaction Documents and to carry out and perform its obligations under the terms of this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby.  This Agreement and each of the other Transaction Documents, when executed and delivered by the Manager and the Company, will constitute a valid and legally binding obligation of the Manager, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

5.2                                 Purchase for Own Account.  The Shares to be purchased by each Investor hereunder will be acquired for investment for such Investor’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and such Investor shall have no present intention of selling, granting, any participation in, or otherwise distributing the same.

5.3                                 Disclosure of Information.  The Manager has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Shares to be purchased by such Investor under this Agreement.  The Manager has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Manager or to which Manager had access.  The Manager understands and acknowledges that any information issued by the Company, (i) was intended to describe the aspects of the Company’s business and prospects which the Company believes to be material, but were not necessarily an exhaustive description, and (ii) may have contained forward-looking statements involving known and unknown risks and uncertainties which may cause the Company’s actual results in future periods or plans for future periods to differ materially from what was anticipated and that no representations or warranties were or are being made with respect to any such forward-looking statements, provided that the

Company believes such statements were reasonable when made and made such statements in good faith.  The foregoing, however, does not in any way limit or modify the representations or warranties made by the Company in Article IV hereof.

5.4                                 Investment Experience.  Each Investor understands that the Shares have not been registered under the Securities Act.  Each Investor also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Manager’s representations contained in this Agreement.  Each Investor understands that the purchase of the Shares by the Investors involves substantial risk.  Each Investor: (i) has experience as an investor in securities of companies in the development stage and acknowledges that such Investor is able to fend for itself, can bear the economic risk of such Investor’s investment in the Shares and has such knowledge and experience in financial or business matters that such Investor is capable of evaluating the merits and risk of this investment and/or (ii) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enable such Investor to be aware of the character, business acumen and financial circumstances of such person.

5.5                                 Accredited Investor Status.  Each Investor is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

5.6                                 Restricted Securities.  Each Investor understands that the Shares are characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances.  Such Investor must bear the economic risk of this investment indefinitely unless the Shares are registered pursuant to the Securities Act, or an exemption from registration is available.  Such Investor understands that the Company has no present intention of registering the Shares, or any shares of its Common Stock.  Such Investor also understands that there is no assurance that any exemption from registration under Securities Act will be available and that, even if available, such exemption may not allow Investor to transfer all or any portion of the Shares under the circumstances, in the amounts or at the times Investor might propose.  In this connection, the Manager represents that such Investor is aware of the provisions of Rule 144 of SEC, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

5.7                                 No Public Market.  Each Investor understands that no public market now exists for any of the securities issued by the Company, and that a market may never exist for any of the securities issued by the Company.

5.8                                 Residence. If such Investor is a partnership, corporation, limited liability company or other entity, then such Investor resides in the office or offices of such Investor in which its investment decision was made, which is located at the address or addresses of such Investor set forth on Exhibit A hereto.

5.9                                 Brokers’ and Finders’ Fees.  The Manager has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

ARTICLE 6

COVENANTS OF THE COMPANY

6.1           Board of Directors.

(a)           Immediately prior to the Second Closing, and subject to the receipt of any necessary regulatory approvals, the Company will: (i) appoint as a director of each of the Board of Directors of the Company and the Bank one individual nominated by the Manager (the “Manager Nominee”), (ii) not increase the size of the Board of Directors of the Company or the Bank without the approval of the Manager except to include the Manager Nominee; and (iii) take such actions as may be required to appoint the Manager Nominee to serve on each of the Board of Directors of the Company and the Bank and any committees of the Board of Directors of the Company and the Bank as may be requested by the Manager.

(b)           While the Investors own at least ten (10) percent of the outstanding Common Stock of the Company, the Company will nominate one person designated by the Manager for election to each of the Board of Directors of the Company and the Bank, and the Company will do all other lawful things in its power to cause that person to be elected to the Board of Directors of the Company and of the Bank and to be a member of each committee of the Board of Directors of the Company and of the Bank that the Manager specifies from time to time.  If such individual ceases to serve as a director for any reason, the Company shall cause the vacancy created thereby to be filled by an individual designated by the Manager, subject to the Company’s reasonable approval of the qualifications of such designated individual.  If the individual designated by the Manager and nominated by the Company is not elected to the Board of Directors of the Company and of the Bank, the Company shall immediately increase the size of such Board of Directors (subject to the limitation in Section 6.1(c) hereof) and appoint such individual (such individual to be different from the individual who was not elected by the shareholders of the Company) designated by the Manager to the Board of Directors of the Company and of the Bank.

(c)           If an increase in the size of the Board of Directors is required by this Section 6 and a corresponding increase to maintain an odd number of directors is required, then the Company and/or the Bank shall make such corresponding increase and such additional directorship shall remain vacant until the next meeting of the shareholders.  No increase in the size of the Board of Directors of the Company or of the Bank shall be required by this Section 6 if it would cause the size of the Board of Directors of the Company or of the Bank to exceed the maximum size permitted under the articles of incorporation or bylaws of the Company or of the Bank; provided that the Company and/or the Bank, as the case may be, shall use its respective best efforts to amend such articles of incorporation or bylaws to increase the number of directorships necessary to appoint the Manager Nominee.

6.2           Notification of Threatened Breach or Failure of Condition and Other Matters.  The Company shall give notice to the Manager promptly of the occurrence of, or the impending or threatened occurrence of, any event prior to each Closing that (i) would cause or constitute a breach of any of the Company’s representations, warranties, covenants or agreements set forth in this Agreement, or would cause any such representation or warranty to be misleading, or that might result in the nonfulfillment of any condition to the consummation of the transactions contemplated by this Agreement, or (ii) result in a Material Adverse Effect on the Company or the Bank.  The notice shall describe the circumstances of such event and shall describe the steps being taken to remedy the consequence thereof.

6.3           Interim Reports: Financial Statements.

(a)           The Company shall have a continuing obligation from the date hereof until each of the Closing Dates to report to the Manager in writing any material change affecting the representations and warranties or constituting a breach of any covenant set forth in this Agreement; provided that such report shall not relieve the Company of any liability for any breach of any representation, warranty, or covenant made by the Company or of any condition to the Manager’s obligation to close.

(b)           The Company shall maintain, and cause the Bank to, maintain its books of account and financial records in accordance with GAAP on a basis consistently applied and in accordance with regulatory accounting practices and requirements and such books of account and financial records will be accurate in all material respects.  The Company shall, and cause the Bank to, provide to the Manager as soon as practicable, from the date hereof through the each of the Closing Dates (i) copies of all financial statements of and other written information provided to the Board of Directors of the Company and the Bank (or any committee thereof), (ii) copies of all reports filed by the Company or the Bank with the Securities and Exchange Commission, the Federal Reserve Board, the FDIC, the Comptroller or any other Governmental Authority, and (iii) copies of such other information and reports as the Manager may reasonably request relating to the Company or the Bank.

6.4           Access to Information.  From the date of this Agreement until the date when the Shares owned by the Investors represent less than five percent of the outstanding Common Stock of the Company (with respect to the Investors, the “Qualifying Ownership Interest”), the Company will, and will cause each of its subsidiaries to, give the Manager and its respective representatives (including, without limitation, officers and employees of the Manager, and counsel, accountants, investment bankers, potential lenders and other professionals retained by the Manager) full access during normal business hours to all of their properties, books and records (including, without limitation, tax returns and appropriate work papers of independent auditors under normal professional courtesy, but excluding those books and records that under applicable banking or other laws, or under confidentiality agreements, are required to be kept confidential) and to knowledgeable personnel of the Company and to such other information as the Manager may reasonably request.  The Manager will, and will cause its representatives to, hold all information received as a result of its access to the properties, books and records of the Company or its subsidiaries in confidence, except to the extent that information (i) is or becomes available to the public (other than through a breach of this Agreement), (ii) becomes available to the Manager or its representatives from a third party which, insofar as the Manager is aware, is not under an obligation to the Company or to a subsidiary to keep the information confidential, (iii) was known to the Manager or its representatives before it was made available to the Manager or its representative by the Company or a subsidiary, or (iv) otherwise is independently developed by the Manager or its representatives.  The Manager will, at the Company’s request made at any time after the termination of this Agreement without the Closing’s taking place, or after the Investors cease to own a Qualifying Ownership Interest, deliver to the Company all documents and other material obtained by the Investors or their respective representatives from the Company or its subsidiaries in accordance with this Section 6.4 or otherwise in connection with the transactions that are the subject of this Agreement or evidence, subject to applicable law, that that material has been destroyed by the Investors.  The Investors acknowledge that they are aware of, and will comply as to the Company with, applicable restrictions on the use of material nonpublic information imposed by the U.S. federal securities laws.  Any examination or investigation made by the Investors, their representatives or any other Persons as contemplated by this Section 6.5 shall not affect any of the representations and warranties hereunder.

6.5           Conduct of Business.  From the date of this Agreement until the Second Closing, the Company shall cause the Bank to:

(a)           conduct its business in the ordinary course, in substantially the same manner as heretofore conducted, in accordance with Applicable Law, in such manner as to maintain the business, employees and goodwill of the Bank and as is consistent with sound banking practices;

(b)           maintain, renew, keep in full force and effect and preserve its corporate existence, business organization and material rights, franchises, permits, and licenses and retain its present employee force so that all the foregoing will be available to the Manager at and after the Closing Dates;

(c)           maintain its existing, or substantially equivalent, credit arrangements with banks and other financial institutions; and

(d)           use commercially reasonable efforts to continue its customer relationships.

6.6           Operations to Date of Acquisition. In furtherance, and not in limitation, of the foregoing Section 6.5 hereof, from the date of this Agreement to the Second Closing, except with the prior written consent of the Manager:

(a)           The Company shall, and cause the Bank to, not (i) declare, pay, or make any dividend or distribution to the holders of the Company Stock or Bank Stock, except as expressly provided to the contrary in this Agreement; (ii) call, redeem, exchange for other securities, or otherwise acquire, any shares of the Company Stock or Bank Stock; (iii) sell or issue any debt or equity securities of the Company or the Bank or any rights or options to acquire or convert into such securities except for Permitted Equity Rights and shares issued upon the exercise of Permitted Equity Rights; (iv) otherwise change in any manner the issued and outstanding capital of the Company or the Bank; or (v) agree to do any of the foregoing;

(b)           The Company shall not change or amend in the articles of incorporation or bylaws and the Bank shall not change or amend its articles of association or bylaws;

(c)           The Company shall, and cause the Bank to, not organize any subsidiary, acquire capital stock or other equity securities of any corporation or acquire equity ownership interest in any business, except upon foreclosure of any existing loan or any loan permitted hereunder, or enter into any transactions other than in the ordinary course of business;

(d)           The Company shall, and cause the Bank to, not, except in the ordinary course of business of the Company and the Bank, (i) sell, pledge, encumber, or otherwise dispose of or transfer any loan or lease receivables; (ii) sell, lease, pledge, encumber or otherwise dispose of any fixed assets; or (iii) sell, lease, pledge, encumber or otherwise dispose of or transfer any of its other properties or assets, including without limitation any bonds or other securities;

(e)           The Company shall cause the Bank to not directly or indirectly terminate or reduce or commit to terminate or reduce any Federal Reserve Bank line of credit or the availability of any funds under any other loan or financing agreement pursuant to which the Bank is a borrower;

(f)            The Company shall cause the Bank to not, except in the ordinary course of business, (i) borrow or agree to borrow any money or incur any other Liabilities or guarantee the obligations of others (except pursuant to trade letters of credit, acceptance liabilities and endorsements of drafts and other commercial paper in the ordinary course of business and in accordance with prudent practice); (ii) make or purchase loans or extend credit, including in the form of lease financing arrangements, or commit to do the same; (iii) commit to purchase or sell futures or forward contracts, or make any standby contracts or other option arrangements or obligations to purchase or sell option contracts; (iv) make any commitment to purchase foreign currencies or exchange U.S. dollars; (v) issue or commit to issue commercial or standby letters of credit or purchase participations therein; (vi) purchase bankers’ acceptances; (vii) borrow or lend securities; (viii) make or incur any other commitments or Liabilities or incur significant contingencies; or (ix) indemnify or agree to indemnify others or enter into any material commitment or make any material capital expenditures or commitments.

(g)           The Company shall cause the Bank to not, except upon foreclosure of an existing loan consistent with past practices, acquire or purchase any real property or interest therein (including, but limited to, any leasehold interest in any real property), other than real property or interests therein representing Liens securing loans permitted hereunder.

(h)           [Intentionally deleted];

(i)            The Company shall cause the Bank to not materially change the Bank’s policies and practices with respect to liquidity management and cash flow planning, asset and liability management, investments, conflicts of interest, internal audit policies and practices, marketing, acceptance of demand and savings and time deposit accounts and certificates, lending, budgeting, profit, and tax planning, personnel policies and practices, electronic data processing, accounting or any other aspects of the operations or business of the Bank;

(j)            The Company will cause the Bank to not pay or agree to pay any increases in salary, bonuses or other compensation to any director, officer or employee of the Bank except in the ordinary course of business;

(k)           The Company will cause the Bank to not pay or agree to pay any increases under any Employee Agreement, or amend any existing, or enter into any new, Employee Agreement or adopt any new Plan or arrangement of any type, or amend any Plan or arrangement except in the ordinary course of business;

(l)            The Company shall, and will cause the Bank to, not violate any Applicable Law, or relinquish or terminate any rights, licenses, franchises, permits or other authorizations; and

(m)          The Company shall, and will cause the Bank to, keep in full force and effect insurance for all property, real, personal and mixed, owned or leased by the Bank and all such property shall be used, operated, maintained and repaired in a careful and reasonably efficient manner.

6.7           Antidilution Protection; Right to Purchase Securities.

(a)           Except as provided in Section 6.7(b) hereof, if the Company sells shares of Common Stock or options, warrants or convertible or exchangeable securities that entitle the holder to acquire Common Stock (“Common Stock Derivatives”) to any person other than the Investors or any other affiliate of the Investors, the Company will offer to sell to the Investors provided they collectively own at least ten percent of the outstanding Common Stock, for the same purchase price as that at which it sells shares of Common Stock or Common Stock Derivatives to persons other than the Investors or their affiliates (with non-cash consideration valued at its fair market value), a number of shares of Common Stock or Common Stock Derivatives that is the fraction of the total number of shares of Common Stock or Common Stock Derivatives being sold to persons other than the Investors or their affiliates of which (i) the numerator is the number of Shares owned by the Investors and/or their affiliates immediately before the sale to persons other than the Investors and their affiliates, and the denominator is (ii) the total number of shares of Common Stock that are outstanding, or are issuable on exercise of unexpired options or warrants, immediately before the sale to persons other than the Investors or their affiliates.

(b)           Section 6.7(a) hereof will not apply to sales of Common Stock (i) upon exercise of options or warrants that are outstanding at the date of this Agreement, (ii) upon exercise, conversion or exchange of Common Stock Derivatives that were issued in transactions that were subject to Section 6.7(a) hereof (whether or not the Investors or their affiliates exercises the option given to them under that Section), or (iii) to employees, directors or consultants of the Company or its subsidiaries under an incentive plan or program, or as a bonus, that is or has been approved by the Company’s Board of Directors.

6.8           Integration.  The Company will not offer, sell or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that will be integrated with the sale of the Purchased Shares in a manner that would require the registration of the sale of the Purchased Shares under the Securities Act.

6.9           Litigation.  The Company and its subsidiaries shall promptly (and, in any event, not later than the date of release of such information to the public generally) notify the Manager of any litigation or governmental proceeding or investigation pending (or, to the Knowledge of the Company, threatened) against the Company, against any subsidiaries or against any officer, director, key employee, or principal shareholder of the Company or of any subsidiaries, that if adversely determined, could have a Material Adverse Effect on its present or proposed business, properties, assets, or condition (financial or otherwise) taken as a whole.

6.10         Further Assurances.  The Company shall execute and deliver, and cause the Bank to execute and deliver, such instruments and take such other actions as the Manager may reasonably require in order to carry out the intent of this Agreement.

6.11         Representations and Warranties.  Prior to the Second Closing, the Company will not take or omit to take, or permit the Bank to take or omit to take, any action the effect of the taking or omission of which would reasonably be expected to cause any of the representations and warranties in Article IV hereof to be inaccurate in any material respect at or at any time prior to the Closing.

ARTICLE 7
TERMINATION

7.1           Right to Terminate Prior to First Closing.  This Agreement may be terminated at any time prior to the First Closing:

(a)           By mutual consent of the Company and the Manager.

(b)           By the Manager or by the Company, if, without fault of the terminating party, the First Closing does not occur on or before May 15, 2008.

(c)           By the Manager, if it is determined that any of the representations and warranties of the Company contained in this Agreement was not complete and accurate in all material respects (or that any of the representations and warranties of the Company qualified as to materiality or Material Adverse Effect was not true and correct in all respects) on the date of this Agreement (after giving effect to any Company Update(s)) or any condition in Section 3.1 required to be satisfied prior to the First Closing becomes incapable of satisfaction.

(d)           By the Company, with regard to the Manager, if it is determined that any of the representations and warranties of the Manager contained in this Agreement was not complete and accurate in all material respects (or that any of the representations and warranties of the Manager qualified as to materiality or Material Adverse Effect was not true and correct in all respects) on the date of this Agreement on any condition in Section 3.2 required to be satisfied prior to the First Closing becomes incapable  of satisfaction.

7.2           Right to Terminate Prior to Second Closing.  This Agreement may be terminated at any time prior to the Second Closing:

(a)           By mutual consent of the Company and the Manager.

(b)           By the Manager or by the Company, if, without fault of the terminating party, the Second Closing does not occur on or before July 31, 2008, or September 30, 2008 in the event that the delay relates solely to completion of bank regulatory procedures required by either the Federal Reserve or the Comptroller.

(c)           By the Manager or the Company upon the denial of any required Government Approval or if any required Government Approval contains conditions or requirements which in the reasonable opinion of the Board of Directors of the Company or of the Manager materially and adversely affects the economic and business benefits to the Company or the Investors of the transactions contemplated by this Agreement.

(d)           By the Manager, if it is determined that any of the representations and warranties of the Company contained in this Agreement was not complete and accurate in all material respects (or that any of the representations and warranties of the Company qualified as to materiality or Material Adverse Effect was not true and correct in all respects) on the date of this Agreement or any condition in Section 5.1 required to be satisfied prior to the Second Closing becomes incapable of satisfaction.

(e)           By the Company, with regard to the Manager, if it is determined that any of the representations and warranties of the Manager contained in this Agreement was not complete and accurate in all material respects (or that any of the representations and warranties of the Manager qualified as to materiality or Material Adverse Effect was not true and correct in all respects) on the date of this Agreement or any condition in Section 5.2 required to be satisfied prior to the Second Closing becomes incapable to satisfaction.

7.3           Effect of Termination.  If this Agreement is terminated pursuant to Section 7.1 or 7.2, after this Agreement is terminated, no party will have any further rights or obligations under this Agreement; provided, however that nothing contained in this Section will relieve any party of liability for any breach of this Agreement, or obligation pursuant to Article VII that occurs or arises from events that occurred before this Agreement is terminated, and, provided further, that if the Agreement is terminated after the First Closing, the Agreement shall continue to apply respecting the Shares sold in the First Closing.

ARTICLE 8
INDEMNIFICATION

8.1           The Company indemnifies the Manager and each Investor and each of their respective affiliates, officers, directors, partners, employees and agents against, and agrees to hold the Manager and each Investor and each of their respective affiliates, officers, directors, partners, employees and agents harmless from, all losses, liabilities and expenses (including, but not limited to, reasonable fees and expenses of counsel and expenses of investigation) incurred directly or indirectly (“Losses”) because (i) any matter that is the subject of a representation and warranty of the Company contained herein is not as represented and warranted, (ii) the Company fails to fulfill in any respect any of its obligations under this Agreement, or under any document delivered in accordance with this Agreement, or (iii) of actual or threatened claims brought against the Company, its subsidiaries, the Manager, an Investor or any of their respective affiliates, officers, directors, partners, employees and agents in connection with or arising out of the entering into of this Agreement and the transactions contemplated hereby, other than with regard to a failure or alleged failure of the Manager to fulfill its obligations under this Agreement.

8.2           The Manager indemnifies the Company and its affiliates and each of their respective officers, directors, partners, employees and agents against, and agrees to hold the Company and its affiliates and each of their respective officers, directors, partners, employees and agents harmless from, all Losses because (i) any matter that is the subject of a representation and warranty contained herein is not as represented and warranted of the Manager, (ii) the Manager fails to fulfill in any respect any of its obligations under this Agreement, or under any document delivered in accordance with this Agreement, or (iii) of actual or threatened claims brought against the Manager and its subsidiaries, the Company or its affiliates or any of their respective officers, directors, partners, employees and agents in connection with or arising out of the entering into of this Agreement and the transactions contemplated hereby, other than with regard to a failure or alleged failure of the Company to fulfill its obligations under this Agreement.

8.3           From and after a Closing, unless indemnification is prohibited by Part 359 of the Regulations of the FDIC, the indemnification in Section 8.1(i) or 8.2(i), as the case may be, will be the sole remedy of the injured party because any matter, and only any matter, which is the subject of a representation and warranty contained herein is not as represented and warranted at the time of each Closing, after giving effect to any Company Update(s).

8.4           Any claim for indemnification pursuant Section 8.1(i) or 8.2(i), as the case may be, because, and only because, any matter which is the subject of a representation and warranty contained herein is not as represented and warranted at the time of each Closing, after giving effect to any Company Update(s), must be made not later than 60 days after the first anniversary of the relevant Closing Date. All other claims for indemnification must be made not later than 60 days after the third anniversary of the relevant Closing Date.

ARTICLE 9
REGISTRATION OF SHARES

9.1           Obligation to Register.

(a)           If the Company proposes to register any of its shares of Common Stock under the Securities Act (other than any registration for the account of the Company of securities issued pursuant to any employee benefit plan or in any acquisition by the Company), the Company will include in such registration all Registrable Securities requested to be so included by the Eligible Holders thereof; provided, however, that if, in the case of an underwritten offering, the managing underwriter informs the Company that the number of shares of Registrable Securities requested to be included in such offering by the Eligible Holders (collectively, the “Requested Investor Shares”) exceeds the amount which can be sold in such offering without adversely affecting the sale price or the distribution of the shares being offered, the Company shall include, first, all of the shares the Company has proposed to register; second, as many of the Requested Investor Shares, chosen pro rata among the Eligible Holders based on the number of Requested Investor Shares, as can be included without adversely affecting such distribution; and, third, any other shares of Common Stock proposed to be included in such offering.  With respect to terms and conditions not provided for in this paragraph or in this Article IX, the “piggyback” rights provided for in this paragraph are intended to be on customary terms.  As used herein (i) “Registrable Securities” shall mean the Shares purchased at the First or Second Closings, (ii) “Eligible Holders” shall mean the Investors, as long as they hold Registrable Securities representing not less than ten percent of the outstanding Common Stock of the Company, and any Permitted Assignee, and (iii) “Permitted Assignee” shall mean a holder of Registrable Securities representing not less than ten percent of the issued and outstanding Common Stock of the Company.

(b)           At the written request of the Manager made not earlier than the 5th anniversary of the First Closing Date, the Company will file with the SEC as promptly as practicable a registration statement (“Registration Statement”) under the Securities Act registering for sale by the Investors and any Eligible Holder of all Registrable Securities.  The Company will do all things reasonably within its control to cause the Registration Statement to become effective not later than six months following the receipt of the Manager’s written request and to remain effective until the time when all the Registrable Securities that are the subject of the Registration Statement (x) have been sold in transactions involving public offerings, or (y) are eligible to be sold under SEC Rule 144(k).  Notwithstanding the foregoing, the demand registration rights provided by this Section 9.1(b) shall expire if the Investors and any other Eligible Holder shall have been given the opportunity to piggy-back all Registrable Securities under a Registration Statement filed under Section 9.1(a) hereof.

(c)           At any time when there is an effective automatic shelf registration statement of the Company (as that term is used in Rule 405 under the Securities Act) under which the Eligible Holders may sell all the Registrable Securities, the Company will not be required to comply with the provisions of Section 9.1(a) or (b) hereof, but the Company will be required to comply with the remaining provisions of this Article IX, including the provisions of Section 9.3 hereof requiring the incorporation of information in a prospectus supplement and the Company will file any other prospectus supplement, and pay any filing fee, that may be reasonably requested by any Eligible Holder in connection with a particular sale of Registrable Securities by that Eligible Holder.

9.2           Procedures.

(a)           The Company will keep the Eligible Holders advised in writing as to the initiation of any registration described in Section 9.1 hereof and as to the completion thereof.  The Company will (1) prepare and file the Registration Statement and use reasonable best efforts to cause the Registration Statement to become effective and remain effective within six months of the date on which Company initially proposes to sell shares under Section 9.1(a) hereof or the Investors demand registration under Section 9.1(b) hereof and until all shares covered thereby have been sold; (2) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in Section 9.1(b) above; (3) furnish to each Eligible Holder, promptly after it is filed with the SEC, such number of copies of the Registration Statement filed in accordance with Section 9.1 hereof and of each amendment or supplement to that registration statement, in each case, including exhibits, and the Company will provide to each Eligible Holder of which the Company has notice such number of copies of the final prospectus included in that registration statement, and each amendment or supplement to it, as are reasonably requested by the Eligible Holder to enable it to sell the Registrable Securities that it holds; and (4) cause all Registrable Securities registered pursuant to this Article IX to be listed, to the extent they are not already listed, on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed.

(b)           The Company will use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a registration statement relating to Registrable Securities, and if one is issued, use its best efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement at the earliest possible moment.

(c)           The Company will provide to each Eligible Holder, any underwriter participating in any disposition pursuant to a registration statement relating to Registrable Securities, and any attorney, accountant or other agent or representative retained by the Manager or any such underwriter (collectively, the “Inspectors”), access to all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) that is reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement, provided that such Eligible Holder and each such Inspector has entered into a customary confidentiality agreement with respect to such Records.

(d)           The Eligible Holder will, at the request of the Company, suspend all sales of Registrable Securities during any period when there has been an event, as a result of which the Registration Statement, any prospectus or prospectus supplement constituting a part thereof, or any document incorporated by reference in any of the foregoing contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they are made or the Company otherwise is in possession of material information that would be required to be included in a Registration Statement but that the Company deems it advisable not to disclose in a Registration Statement.  The Company further agrees that any period in which sales, transfers or dispositions must be suspended as a result of a circumstance referred to in the preceding sentence shall not exceed 60 days, and shall not exceed 105 days in the aggregate over any 12-month period.

9.3           Underwritten Offering.  If an Eligible Holder so elects, the offering of all or part of such Eligible Holder’s Registrable Securities pursuant to Section 9.1(b) hereof shall be in the form of an underwritten offering and such Eligible Holder shall have the right to select the managing underwriters and any additional investment bankers and managers to be used in connection with the offering; provided that such managing underwriters and additional investment bankers must be reasonably satisfactory to the Company.  If Registrable Securities that are the subject of the registration statement filed in accordance with Section 9.1(b) hereof are to be sold in an underwritten offering, the Company will (i) file any prospectus supplement or amendment that is required to permit the Registrable Securities to be sold in an underwritten offering and promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter(s) or counsel to the applicable Eligible Holder reasonably requests to be included therein and (ii) enter into and perform its obligations under a customary underwriting agreement relating to that underwritten offering, which will contain customary representations, warranties, provisions regarding allocations of expenses, closing conditions and indemnities.  The Company will cause to be furnished, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent registered public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

9.4           Current Information; Rule 144.  From the day that is six months after the Closing Dates until all the Registrable Securities have been sold in transactions registered under the Securities Act or in transactions made in accordance with Rule 144 under the Securities Act or are eligible to be sold under Rule 144(k), the Company will keep current all the filings it is required to make with the SEC that are necessary in order to permit holders of Registrable Securities (1) to sell such Registrable Securities under any registration statement filed in accordance with Section 9.1 hereof and (2) beginning on the six month anniversary of the Second Closing Date, to sell such Registrable Securities under Rule 144.  The Company will take such further action as the Eligible Holders may reasonably request to the extent required from time to time to enable the Eligible Holders to sell Registrable Securities under Rule 144, including delivering to such Eligible Holders or a written statement as to whether it has complied with such reporting requirements.

9.5           Indemnification.

(a)           The Company will indemnify and hold harmless each Eligible Holder and each officer, director, partner, employee and agent of each Eligible Holder, and each person, if any, who controls any Eligible Holder within the meaning of Section 15 of the Securities Act or of Section 20(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), against any losses, liabilities, claims, damages or expenses (including, but not limited to, attorneys’ fees and expenses and costs of investigation) arising out of, or based upon, any actual or alleged untrue statements, or omissions of statements necessary in order to make the statements therein not misleading, in the registration statement filed in accordance with Section 9.1 hereof or any other registration statement relating to sales of Registrable Securities by Eligible Holders, any prospectus included in such a registration statement (as from time to time amended or supplemented), any amendment or supplement to any such registration statement or prospectus or any application or related document filed in any jurisdiction in order to qualify Registrable Securities under the securities laws of that jurisdiction which was executed by the Company or based upon written information furnished by the Company, unless the statement or omission is with respect to an Eligible Holder and was made in reliance upon and in conformity with written information furnished to the Company by that Eligible Holder.  The Company also agrees to indemnify any underwriters of securities, their officers, directors, partners, employees and agents and each person who controls such underwriters on substantially the same basis as the Company agrees to indemnify Eligible Holders under this Section 9.5(a) hereof.

(b)           Each holder of Registrable Securities which are the subject of a registration statement filed by the Company will indemnify and hold harmless the Company, each director, officer, employee and agent of the Company, and each other person, if any, who controls the

Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent the Company agrees in Section 9.5(a) hereof to indemnify and hold harmless each Eligible Holder, but only with respect to statements or omissions with respect to the holder that were made in reliance upon and in conformity with written information furnished to the Company by the holder expressly for inclusion in the registration statement, prospectus, amendment, supplement or application, as the case may be; provided, that the obligation of the a holder of Registrable Securities under this Section 9.5(b) will be limited to the proceeds received by the holder from the sale of Registrable Securities which are the subject of the registration statement filed in accordance with Section 9.1 hereof.

(c)           If an action is brought against a person entitled to indemnification under Section 9.5(a) or (b) hereof (an “Indemnified Party”) in respect of which that person may seek indemnification, the Indemnified Party will promptly notify all the parties against whom indemnification may be sought (the “Indemnifying Parties”) in writing of the institution of the action (but failure to give the notice will not relieve the Indemnifying Parties from any liability they may have other than under this Section 9.5), and the Indemnifying Parties will be entitled to, and at the request of an Indemnified Party the Indemnifying Parties will, assume the defense of the action on behalf of the Indemnified Parties (or the requesting Indemnified Party), with counsel selected by the Indemnifying Parties who are reasonably satisfactory to the Indemnified Parties (or the requesting Indemnified Party), which counsel will not, without the consent of all the Indemnified Parties, be counsel to any of the Indemnifying Parties.  Any Indemnified Party may employ its own additional counsel with regard to an action, but if one or more Indemnifying Parties assumes the defense of the action, the Indemnifying Parties will not be responsible for the fees and expenses of additional counsel employed by an Indemnified Party unless (1) the Indemnifying Parties and the Indemnified Party shall have mutually agreed in writing that the Indemnifying Parties will pay the fees and expenses of such counsel or (2) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and an Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interests between them.  An Indemnifying Party will not be liable for any settlement of a claim or action effected without its written consent, which consent will not be unreasonably withheld or delayed.  An Indemnifying Party will not, without the prior written consent of each Indemnified Party that is not released as described in this sentence, settle or compromise any action, or permit a default or consent to the entry of judgment in any action, in respect of which indemnity may be sought under this Section (whether or not any Indemnified Party is a party to the action), unless the settlement, compromise or judgment includes an unconditional release of each Indemnified Party from all liability in respect of the action.

(d)           The indemnity and contribution agreements contained in this Article IX shall remain operative and in full force and effect regardless of (a) any termination of this Agreement or any underwriting agreement, (b) any investigation made by or on behalf of any Indemnified Party or by or on behalf of the Company and (c) the consummation of the sale or successive resales of the Registrable Securities.

9.6           Registration Expenses.  In connection with the registration of the Registrable Securities under Section 9.1(a) hereof, the Company shall pay the following reasonable expenses (“Registration Expenses”) incurred in connection with such registration:  (a) registration and filing fees with the SEC, (b) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Securities), (c) printing expenses, (d) fees and expenses incurred in connection with the listing of the Securities, (e) fees and expenses of counsel and independent certified public accountants for the Company (including the expenses of any comfort letters), (f) the fees and expenses of any additional experts retained by the Company in connection with such registration and (g) fees and expenses in connection with any review of underwriting arrangements by the National Association of Securities Dealers, Inc. and fees and expenses of any “qualified independent underwriter”.  In the case of a demand registration under Section 9.1(b) hereof, one-half of the Registration Expenses shall be paid by the Company and one-half by the Eligible Holders selling Registrable Securities in the offering.  Each Eligible Holder shall pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities and any out-of-pocket expenses of such Investor, including its counsel fees, accountant fees and expenses (“Selling Expenses”).  The Company shall pay internal Company expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties).

9.7           Transferred Shares.   If any holder transfers Shares in a transaction which does not cause the transferred Shares to be salable without registration under the Securities Act and without limitation as to the manner of sale or the number of shares that can be sold in any time period, the person to whom the Shares are transferred, if an Eligible Holder, will be entitled to the benefits of this Article IX if (i) the Company is notified about the transfer and provided with the name, address and social security or employer identification number of the person to whom the Shares are transferred, and (ii) the person to whom the Shares are transferred delivers to the Company a written agreement to be bound by this Article IX (including Section 9.5(b) hereof) to the same extent as the Manager is bound to this Agreement.  If a holder transfers Shares to a person who does not become entitled to the benefits of this Agreement as provided in the preceding sentence, the transferred Shares will cease being entitled to the benefits of this Article IX, and may be removed from the registration statement filed under Section 9.1 hereof.

ARTICLE 10
RESTRICTIONS REGARDING TRANSFERS OF SHARES

10.1         Compliance with Securities Act.  The Manager may not cause the Investors to sell or transfer any Shares other than in a transaction that is registered under the Securities Act or is exempt from the registration requirements of the Securities Act.  If the Manager causes the Investors to ask the Company to register a transfer of Shares in a transaction that is not registered under the Securities Act, the Company may refuse to register such transfer until it receives evidence that is reasonably satisfactory to the Company, that the sale or transfer is exempt from the registration requirements of the Securities Act.

10.2         Removal of Legends.  If any Shares that were Restricted Securities become eligible for sale pursuant to Rule 144(k) or otherwise cease to be Restricted Securities, the Company shall, upon the request of the holder of such Shares, promptly remove the legend, if any, from the certificates for such Shares.  At any time following the date that is six months after the Second Closing Date, the Company shall, upon the request of an Investor, promptly remove the legend from any certificates representing Shares.  “Restricted Securities” means the Shares purchased by the Investors pursuant to this Agreement until such Shares are sold pursuant to a registration statement or until such Shares are sold or are eligible to be sold pursuant to Rule 144 or could be sold in their entirety in compliance with Rule 144 (including the volume limitations in Rule 144, unless the Shares could be sold pursuant to subsection (k) of Rule 144).

10.3         Right of First Refusal.

(a)           If Manager desires to cause the Investors to sell any Shares to a single investor or group of investors other than an affiliate of Manager, in a transaction or series of related transactions involving five percent or more of the total issued and outstanding Common Stock other than in an offering covered by Article IX hereof, the Manager shall give written notice (the “Sale Notice”) to the Company setting forth the number of Shares proposed to be disposed of (the “Offered Shares”) and the cash price and other material terms at which it proposes to dispose of such shares, including the identity of the transferee or transferees, if known.  The Sale Notice shall constitute an irrevocable offer to sell to the Company or such person or persons as may be designated by the Company (a “Designated Purchaser”) to acquire all, but not less than all, of the Offered Shares for cash on the terms specified in the Sale Notice, subject to the repricing provisions set forth in Section 10.3(b) below.

(b)           In the event that the proposed price set forth in the Sale Notice exceeds what the Company believes to be the fair market value of such Shares, the Manager and Company shall negotiate in good faith to determine a mutually acceptable purchase price in writing within ten days of the Company’s receipt of the Sale Notice.  If a final purchase price is not mutually determined within such 10-day period, the Company shall deliver to the Manager by the end of such period a list of three nationally recognized investment banking or appraisal firms experienced in valuing the securities of banking institutions.  Not later than five days following the expiration of such 10-day period, the Manager shall notify the Company of the firm it has selected from such list (the “Appraiser”).  The Appraiser shall be retained by the Company and shall determine the fair market value (“Fair Market Value”) of the Offered Shares and the purchase price to be paid by the Company for the Offered Shares shall be the Fair Market Value as determined by the Appraiser (the “ROFR Purchase Price”).

(c)           In determining the “Fair Market Value” of the Offered Shares, the Appraiser shall generally observe the relevant standards of the Institute of Business Appraisers applicable to appraisals of minority interests, including, among other factors, the market price and trading history of shares of the Common Stock, the size of the block of shares to be transferred and current market conditions.  The Appraiser shall deliver a written report of appraisal to the Manager and the Company determining the Fair Market Value of the Offered Shares within 20 days of its appointment.  The Company shall pay all costs of the Appraiser.

(d)           The Company shall have a period of [60] days from its receipt of the Sale Notice to agree to redeem or arrange for the sale of the Offered Shares to one or more Designated Purchasers at the ROFR Purchase Price.  In the event (i) the Company shall fail to agree to redeem the Offered Shares or to identify a Designated Purchaser or Designated Purchasers during such [60]-day period; (ii) the Designated Purchaser or Designated Purchasers are unwilling to agree during such [60]-day period to acquire the Offered Shares at the ROFR Purchase Price and on the other terms set forth in the Sale Notice; or (iii) the Company or Designated Purchaser or Designated Purchasers are unable to complete such purchase within the earlier to occur of (A) ten months from the date of the Sale Notice, and (B) 30 days following the date of receipt of any regulatory approvals required to conclude the transaction and the expiration of any waiting periods applicable thereto (a “Termination Event”), the Manager shall be free to dispose of the Offered Shares or any other portion of the Shares to any purchaser or purchasers it may choose.  In the event the Offered Shares are purchased by the Company or one or more Designated Purchasers, any future sales of Shares by the Investor involving Shares amounting to five percent or more of the outstanding Common Stock as described in the first sentence of Section 10.3(a) shall continue to be subject to the purchase rights of the Company set forth in Section 10.3; provided that in the event a subsequent Sale Notice is delivered to the Company by the Manager, the Company, at its option, may rely on the Fair Market Value determined in any appraisal delivered under Section 10.3 in connection with a prior sale of Offered Shares that is dated within 12 months of the date of the subsequent Sale Notice to determine the ROFR Purchase Price in such subsequent transaction.

ARTICLE 11
MISCELLANEOUS

11.1         Legal Action.  If any party hereto shall institute any legal action to enforce this Agreement or any provision hereof, it is agreed that the prevailing party shall be entitled to collect costs and expenses of litigation, including, without limitation, reasonable attorneys’ fees.

11.2         Notices.  Any notice or other communication under this Agreement must be in writing and will be deemed given when it is delivered in person or sent by facsimile or email (with proof of receipt at the facsimile number or email address to which it is required to be sent), on the business day after the day on which it is delivered to a major nationwide delivery service for overnight delivery, or on the fifth business day after the day on which it is mailed by first class mail from within the United States of America, to the following addresses (or such other address as may be specified after the date of this Agreement by the party to which the notice or communication is sent):

If to the Company:

Manhattan Bancorp
2141 Rosecrans Avenue, Suite 1160
El Segundo, CA 90245
Attn.	Jeffrey M. Watson

Tel:	(310) 606-8000
Fax:	(310)

With a copy to:

King, Holmes, Paterno & Berliner
1900 Avenue of the Stars
25th Floor
Los Angeles, CA 90067
Attn:	Keith T. Holmes

Voice:	(310) 282-8932
Fax:	(310) 282-8903

If to the Manager:

Carpenter Fund Manager GP, LLC
5 Park Plaza, Suite 950
Irvine, CA 92614
Attn:	Robert E. Sjogren, Secretary

Voice:	(949) 261-8888
Fax:	(949) 261-0880

With a copy to:

Nixon Peabody LLP
One Embarcadero Center
San Francisco, CA 94111
Attn:	Brent Faye

Voice:	(415) 984-8365
Fax:	(415) 984-8300

11.3         Entire Agreement.  This Agreement, the Exhibits hereto, any matters Previously Disclosed and any documents executed by the Parties simultaneously herewith represent the entire understanding of the Parties with reference to the transactions set forth herein and supersede all prior understandings and agreements heretofore made by the Parties. Except as otherwise expressly provided herein, no Person other than the Parties hereto shall have any right hereunder or be entitled to the benefit of any provision hereof.

11.4         Waiver and Amendment.  Except with respect to statutory requirements, any party hereto may by written instrument extend the time for the performance of any of the obligations or other acts of the other party and may waive (i) any inaccuracies of the other in the representations or warranties contained in this Agreement or in any document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings or agreements of the other party, or satisfaction of any of the conditions to its obligations, contained in this Agreement or (iii) the performance (including performance to the satisfaction of a party or its counsel) by the other party of any of its obligations set out herein. No failure or delay on the part of either party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver by a party of a condition to its obligation to perform this Agreement and to consummate the Closing hereunder shall be without prejudice to the rights or remedies such party may have arising out of any breach of any representation, warranty, covenant or other agreement hereunder. Neither this Agreement nor any provisions hereof may be amended, waived, modified or discharged except by an agreement in writing signed by the party against whom the enforcement of any amendment, waiver, change or discharge is sought.

11.5         Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

11.6         Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect in any jurisdiction, as to such jurisdiction, such provision shall be ineffective to the extent of such invalidity, illegality or unenforceability, and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

11.7         Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of California.

11.8         Counterparts.  This Agreement may be executed in two counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party.

11.9         Expenses.  The Company shall reimburse the Manager for all costs and expenses incurred by the Manager with respect to the negotiation, execution and delivery of, and the performance of the transactions contemplated by, this Agreement and the Transaction Documents.

11.10       Successors and Assigns.  The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Parties hereto.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed, where applicable by their duly authorized representatives, as of the first above written.

Company:

MANHATTAN BANCORP

By:	/s/Jeffrey M. Watson
Name:	Jeffrey M. Watson
Title:	President/CEO

Manager:

CARPENTER FUND MANAGER GP, LLC

ON BEHALF OF, AND AS THE GENERAL PARTNER OF: CARPENTER COMMUNITY BANCFUND, L.P., CARPENTER COMMUNITY BANCFUND-A, L.P. AND CARPENTER COMMUNITY BANCFUND-CA, L.P.

By:	/s/John D. Flemming
Name:	John D. Flemming
Title:	Managing Member

Exhibit A

Schedule of Investors

		No. of Shares Total
Name & Address	Purchase Price ($)/Share	First Closing	First and Second Closings
Carpenter Community BancFund, LP c/o Carpenter Fund Manager GP LLC 5 Park Plaza Suite 950 Irvine, CA 92614	10.00 per Share	5,433	63,581

Carpenter Community BancFund-A, LP c/o Carpenter Fund Manager GP LLC 5 Park Plaza Suite 950 Irvine, CA 92614	10.00 per Share	116,303	1,361,065

Carpenter Community BancFund-CA, LP c/o Carpenter Fund Manager GP LLC 5 Park Plaza Suite 950 Irvine, CA 92614	10.00 per Share	6,439	75,354

Exhibit B

Fully-Diluted

Capitalization

	Fully-Diluted		Outstanding Shares
Post – First Closing:	No.	%	No.	%
Current shareholders	2,487,631	79.8%	2,487,631	95.10%
Current optionees (1)	501,256	16.1
Investors	128,175	4.1	128,175	4.90
Total	3,117,062	100%	2,615,806	100%

Post – Second Closing:	No.	%	No.	%
Current shareholders	2,487,631	55.4%	2,487,631	62.38%
Current optionees (1)	501,256	11.2
Investors	1,500,000	33.4	1,500,000	37.62
Total	4,488,887	100%	3,987,631	100%

(1)           Plus any options issued after the date hereof in accordance with the Agreement.